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                         THE BEAR STEARNS COMPANIES INC.

                                       and

                          CHEMICAL BANK, Warrant Agent

                                       and

                  BEAR, STEARNS & CO. INC., Determination Agent


                                -----------------


                                WARRANT AGREEMENT



                          dated as of February __, 1996








                      Vantage Point Portfolio Call Warrants

                            Expiring August __, 1997


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                                TABLE OF CONTENTS

                                                                       Page
PARTIES.................................................................1

RECITALS................................................................1

                                    ARTICLE I

                         ISSUANCE OF WARRANTS AND FORM,
                      EXECUTION, DELIVERY AND REGISTRATION
                           OF WARRANT CERTIFICATES AND
                           GLOBAL WARRANT CERTIFICATE

           SECTION 1.01.  Issuance of Warrants..............................  1

           SECTION 1.02.  Form, Execution and Delivery of Warrant
                          Certificates......................................  2

           SECTION 1.03.  Warrant Certificates..............................  3

           SECTION 1.04.  Registration of Transfers and Exchanges...........  3

           SECTION 1.05.  Mutilated or Missing Warrant
                          Certificates......................................  4

           SECTION 1.06.  Registered Holders................................  5

           SECTION 1.07.  Conversion Option                                   5

           SECTION 1.08.  Global Warrant Certificate........................  7

                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANTS

           SECTION 2.01.  Duration of Warrants; Minimum
                          Exercise Amounts; Exercise Notice.................  9

           SECTION 2.02.  Exercise, Valuation and Delivery of
                          Warrants.......................................... 11





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           SECTION 2.03.  Automatic Exercise of Warrants; Exercise
                          upon an Extension Event, an
                          Extraordinary Event or an Exercise
                          Limitation Event................................. 24

           SECTION 2.04.  Limitation of Number of Exercisable
                          Warrants......................................... 32

           SECTION 2.05.  Covenant of the Company.......................... 33

           SECTION 2.06.  Return of Money Held Unclaimed for Two
                          Years............................................ 33

           SECTION 2.07.  Return of Global Warrant Certificate............. 34

                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANTHOLDERS

           SECTION 3.01.  Warrantholder May Enforce Rights................. 34

                                   ARTICLE IV

           WARRANTS ACQUIRED BY THE COMPANY;
           PAYMENT OF TAXES................................................ 35

           SECTION 4.01.  Warrants Acquired by the Company................. 35

           SECTION 4.02.  Payment of Taxes................................. 35

                                    ARTICLE V

           CONCERNING THE WARRANT AGENT.................................... 35

           SECTION 5.01.  Warrant Agent.................................... 35

           SECTION 5.02.  Conditions of Warrant Agent's
                          Obligations...................................... 36

           SECTION 5.03.  Resignation and Appointment of
                          Successor........................................ 38

                                   ARTICLE VI




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                                  MISCELLANEOUS

           SECTION 6.01.  Amendment........................................ 39

           SECTION 6.02.  Notices and Demands to the Company, the
                          Warrant Agent and the Determination
                          Agent............................................ 40

           SECTION 6.03.  Addresses for Notices............................ 40

           SECTION 6.04.  Notices to Holders............................... 40

           SECTION 6.05.  Obtaining of Approvals........................... 41

           SECTION 6.06.  Persons Having Rights Under This
                          Agreement........................................ 41

           SECTION 6.07.  Inspection of Agreement.......................... 41

           SECTION 6.08.  Headings......................................... 41

           SECTION 6.09.  Counterparts..................................... 41

           SECTION 6.10.  Applicable Law................................... 41


EXHIBIT A   -      Form of Warrant Certificate

EXHIBIT A-1 -      Form of Global Warrant Certificate

EXHIBIT A-2 -      Exercise Notice For Warrants Represented by the
                   Global Warrant Certificate

EXHIBIT B   -      Confirmation of Exercise For Warrants Represented
                   by Warrant Certificates

EXHIBIT B-1 -      Notice of Rejection of Exercise Notice for
                   Warrants Represented by Warrant Certificates

EXHIBIT B-2 -      Confirmation of Exercise For Warrants Represented
                   by the Global Warrant Certificate

EXHIBIT B-3 -      Notice of Rejection of Exercise Notice for
                   Warrants Represented by the Global Warrant




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                               Certificate

EXHIBIT C-1 -    Notice of Rejection Relating to Limit Option For
                 Warrants Represented by Warrant Certificates

EXHIBIT C-2 -    Notice of Rejection Relating to Limit Option For
                 Warrants Represented by the Global Warrant
                 Certificate






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                                WARRANT AGREEMENT

                     THIS AGREEMENT, dated as of February __, 1996, is among THE BEAR STEARNS COMPANIES INC., a corporation organized and existing under the laws of the State of Delaware (the "Company"), CHEMICAL BANK, a New York banking corporation (the "Warrant Agent"), and BEAR, STEARNS & CO. INC., a corporation organized and existing under the laws of the State of Delaware (the "Determination Agent").

                     WHEREAS, the Company proposes to sell from time to time Vantage Point Portfolio Call Warrants (the "Warrants" or, individually, a "Warrant") representing the right to receive from the Company on exercise (including automatic exercise) an amount equal to the Cash Settlement Value or Alternative Settlement Amount, as the case may be (each, as defined below), determined by reference to increases in the Spot Portfolio Value (as defined herein) of the Vantage Point Portfolio (as defined herein), on the terms and conditions set forth in this Agreement; and

                     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing so to act, in connection with the issuance, transfer and exercise of the Warrants, and the Company desires to set forth herein, among other things, the provisions of the Warrants and the terms and conditions on which they may be issued, transferred, exercised and cancelled;

                     NOW, THEREFORE, the parties hereto agree as follows:


                                    ARTICLE I

                         ISSUANCE OF WARRANTS AND FORM,
                      EXECUTION, DELIVERY AND REGISTRATION
                           OF WARRANT CERTIFICATES AND
                           GLOBAL WARRANT CERTIFICATE

                     SECTION 1.01. Issuance of Warrants. (a) The Warrants are unsecured contractual obligations of the Company and will rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

                     (b) Each Warrant entitles a Registered Holder (as defined herein, a "Warrantholder") to receive upon exercise (including automatic exercise), subject to the provisions contained herein, the Cash Settlement Value or the Alternative Settlement Amount, as the case may be (each as defined herein), of such Warrant. A Warrant will not require or entitle a


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Warrantholder to purchase or take delivery from the Company of any shares of any component stocks of the Vantage Point Portfolio (the "Portfolio Securities"), or any other securities. Upon exercise of a Warrant, the Company will make only a cash payment in the amount of the Cash Settlement Value or Alternative
Settlement Amount, if any and as applicable, of such Warrant. The Company is under no obligation to, nor will it, sell or deliver to any Warrantholder any shares of any of the Portfolio Securities or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value or Alternative Settlement Amount, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Portfolio Securities or any other securities.

                     SECTION 1.02. Form, Execution and Delivery of Warrant Certificates. (a) The Warrants, whenever issued, shall be represented by certificates in registered form substantially in the form set forth in Exhibit A hereto (the "Warrant Certificates"), with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Agreement, and may represent any whole number of Warrants. The Warrant Certificates may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve (execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any self-regulatory organization (an "SRO") on which the Warrants may be listed, or of any securities depository, or to conform to usage. Warrant Certificates shall be signed on behalf of the Company by its chairman, its president, its chief financial officer, its treasurer or one of its managing directors and attested by its secretary or an assistant secretary. The signature of any of such officers may be either manual or facsimile. Typographical and other minor errors or defects in any such signature shall not affect the validity or enforceability of any Warrant Certificate that has been duly countersigned and delivered by the Warrant Agent.

                     (b) In case any officer of the Company who shall have signed a Warrant Certificate, either manually or by facsimile signature, shall cease to be such officer before such Warrant Certificate shall have been countersigned and delivered by the Warrant Agent to the Company or delivered by the Company, such




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Warrant Certificate nevertheless may be countersigned and delivered as though the person who signed such Warrant Certificate had not ceased to be such officer of the Company; and the Warrant Certificate may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificate, shall be a proper officer of the Company to sign such Warrant Certificate, although at the date of the execution of this Warrant Agreement any such person was not such officer.

                     SECTION 1.03. Warrant Certificates. Each Warrant Certificate, when executed on behalf of the Company in accordance with Section 1.02, shall be delivered to the Warrant Agent, which shall manually countersign and deliver the same to or upon the order of the Company. After the initial original issuance of Warrants hereunder, additional Warrant Certificates may be issued on original issuance upon two (2) Business Days (as defined herein) prior notice to the Warrant Agent. Each Warrant Certificate shall be dated the date of its countersignature. A Warrant Certificate shall not be valid for any purpose, and no Warrant evidenced thereby shall be exercisable, unless and until such Warrant Certificate has been countersigned by the manual signature of an authorized officer of the Warrant Agent. Such countersignature by an authorized officer of the Warrant Agent upon any Warrant Certificate signed by the Company in accordance with Section 1.02 shall be conclusive evidence that the Warrant Certificate so countersigned has been duly issued hereunder.

                     SECTION 1.04.  Registration of Transfers and Exchanges.
(a) Except as otherwise provided herein or in the Warrant Certificate, the Warrant Agent shall from time to time register the transfer of any outstanding Warrant Certificates upon the records to be maintained by it for that purpose (the "Warrant Register") at the Warrant Agent's Office (as defined herein), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, upon surrender thereof at the Warrant Agent's Window (as defined herein), Attention: Transfer Department, duly endorsed by, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by, the Registered Holder(s) (as defined herein) thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. Upon any such registration of




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transfer, a new Warrant Certificate shall be issued to the transferee(s) and the surrendered Warrant Certificate shall be cancelled by the Warrant Agent.

                     (b) At the option of a Warrantholder, unexercised Warrant Certificates may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent of the Warrant Certificates to be exchanged at the Warrant Agent's Window,
Attention: Transfer Department. The "Warrant Agent's Window" shall be the window of the Warrant Agent maintained for purposes of transfer and tender in the Borough of Manhattan, The City of New York or at the address of any successor Warrant Agent (as provided in Section 5.03) and which is, on the date of this Agreement, Chemical Bank/Geoserve, Corporate Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041, Attention: Tender Department. Upon surrender of any unexercised Warrant Certificate for exchange, the Warrant Agent shall cancel such Warrant Certificate, and the Company shall execute, and the Warrant Agent shall countersign and deliver, in accordance with Sections 1.02 and 1.03, one or more new Warrant Certificates of like tenor and representing a like number of unexercised Warrants.

                     (c) Warrant Certificates issued upon transfer or exchange pursuant to Section 1.04(a) or (b) shall be valid obligations of the Company, evidencing the same obligations of the Company as the Warrant Certificates surrendered for transfer or exchange, and entitled to the same benefits under this Agreement as were such Warrant Certificates prior to such surrender.

                     (d) Except as provided in Section 1.05, no service charge shall be made for any registration of transfer or exchange of Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates, other than exchanges pursuant to this Section 1.04 not involving any transfer.

                     (e) In the event that upon any exercise of Warrants evidenced by a Warrant Certificate the number of Warrants exercised shall be less than the total number of Warrants evidenced by such Warrant Certificate, there shall be issued to the Registered Holder thereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.





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                     SECTION 1.05.  Mutilated or Missing Warrant
Certificates. (a) If any Warrant Certificate is mutilated, lost, stolen or destroyed, the Company may in its discretion execute, and the Warrant Agent may countersign and deliver, in exchange and substitution for, and upon cancellation of, the mutilated Warrant Certificate, or in replacement of the Warrant Certificate lost, stolen or destroyed, a new Warrant Certificate of like tenor and representing an equivalent number of Warrants, bearing an identification number not contemporaneously outstanding, but only (in case of loss, theft or destruction) upon receipt of evidence satisfactory to the Company and the Warrant Agent of such loss, theft or destruction of such Warrant Certificate and security or indemnity, if requested, also satisfactory to them. Applicants for such substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Company or the Warrant Agent may prescribe.

                     (b) In case any such mutilated, lost, stolen or destroyed Warrant Certificate has been or is about to be exercised, or deemed to be exercised, the Company in its absolute discretion may, instead of issuing a new Warrant Certificate, direct the Warrant Agent to treat the same as if it had received the Warrant Certificate together with an irrevocable Exercise Notice (as defined herein) in proper form in respect thereof, as provided herein, or as being subject to automatic exercise, as the case may be.

                     (c) Each new Warrant Certificate issued pursuant to this Section 1.05 in lieu of any lost, stolen or destroyed Warrant Certificate shall be an original, additional contractual obligation of the Company, and shall be entitled to the same benefits under this Agreement as the Warrant Certificate that was lost, stolen or destroyed.

                     (d) Upon the issuance of any new Warrant Certificate in accordance with this Section 1.05, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Warrant Agent) connected therewith.

                     (e) The provisions of this Section 1.05 are exclusive and shall preclude (to the extent lawful) any other rights and remedies with respect to the replacement or payment of mutilated, lost, stolen or destroyed Warrant Certificates.





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                     SECTION 1.06.  Registered Holders.  Prior to due
presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the person in whose name a Warrant Certificate shall be registered in the Warrant Register (a "Registered Holder") as the absolute owner of the Warrants evidenced thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced thereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary. This Section 1.06 shall be without prejudice to the rights of Warrantholders as described elsewhere herein.

                     SECTION 1.07.  Conversion Option.  (a)  Commencing on
the one hundred eightieth calendar day following February __, 1996, each Warrantholder will have the option (the "Conversion Option") to convert the form in which such Warrantholder holds his Warrants from definitive to book-entry form. The Company shall notify each Warrantholder as soon as practicable after the initial original issuance of the Warrants (i) that Warrant Certificates (as defined herein) must be delivered to an entity (a "Participant") entitled to execute, clear and settle transactions through The Depository Trust Company, New York, New York (the "Depository", which term, as used herein, includes any successor securities depository selected by the Company) in proper form for deposit in order for Warrants to be converted into book-entry form, (ii) of the date on which such conversions will commence (which shall be such 180th calendar day (the "Initial Conversion Date")), (iii) of the date on which such conversions will end (which date shall be the forty-fifth calendar day after the Initial Conversion Date (the "Final Conversion Date")) and (iv) of the CUSIP number assigned to the Warrants. The Warrant Agent, at the request and expense of the Company and on behalf of the Company, shall mail such notice to each Warrantholder. The period from the Initial Conversion Date to and including the Final Conversion Date is referred to herein as the "Conversion Option Period". Warrants in book-entry form shall not be exchangeable for Warrant Certificates, except as provided herein.

                     (b) During the Conversion Option Period, the Depository will credit the account of each Participant that deposits Warrant Certificates with the quantity of Warrants evidenced by such Warrant Certificates either by the close of business on the Business Day on which such Warrant Certificates




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are deposited (if received by the Depository by its then applicable cut-off time for same-day credit) or on the following Business Day (if received by the Depository by its then applicable cut-off time for next-day credit), all in accordance with the provisions of the Letter of Representations relating to the Warrants, among the Company, the Warrant Agent and the Depository (the "Representations Letter").

                     (c) As more fully described in the Representations Letter, the Depository will deliver daily to the Warrant Agent Warrant Certificates deposited at the Depository on the previous Business Day. If the Warrant Agent accepts such Warrant Certificates for conversion, it shall promptly cancel such Warrant Certificates, debit the accounts of the Warrantholders registered on its books, and credit the account of the Depository with the aggregate quantity of Warrants evidenced by the cancelled Warrant Certificates. On the first day during the Conversion Option Period that the Warrant Agent credits Warrants to the Depository's account, the Warrant Agent shall countersign a global certificate evidencing such Warrants (the "Global Warrant Certificate") in the manner provided herein. On each subsequent day during the Conversion Option Period that the Warrant Agent credits Warrants to the Depository's account, the Warrant Agent may (i) as provided in the Fast Automated Securities Transfer Balance Certificate Agreement between Chemical Bank and the Depository (the "FAST Agreement"), countersign a new Global Warrant Certificate or (ii) endorse the existing Global Warrant Certificate to evidence the increased quantity of Warrants credited to the Depository's account. If the Warrant Agent countersigns a new Global Warrant Certificate, it shall cancel the existing Global Warrant Certificate. Only one Global Warrant Certificate evidencing Warrants credited to the Depository's account shall be outstanding at any time.

                     (d) If (i) the Depository is at any time unwilling or unable to continue as securities depository for the Warrants and a successor Depository is not appointed by the Company within 90 days, or (ii) the Company shall be adjudged a bankrupt or insolvent or make an assignment for the benefit of its creditors or institute proceedings to be adjudicated a bankrupt or shall consent to the filing of a bankruptcy proceeding against it, or shall file a petition or answer or consent seeking reorganization under Federal bankruptcy laws or any other similar applicable Federal or State law, or shall consent to the filing of any such petition, or shall consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as




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they mature, or if a receiver or custodian of it or all or any substantial part of its property shall be appointed, or if a public officer shall have taken charge or control of the Company or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, the Company will reissue Warrant Certificates in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In addition, the Company may at any time determine not to have the Warrants represented by a Global Warrant Certificate and, in such event, will issue Warrant Certificates in exchange for the Global Warrant Certificate registered in the names provided by the Depository to the Warrant Agent in writing. In any such instance, and in accordance with the provisions of this Agreement, each Warrantholder will be entitled to have a number of Warrants equivalent to such Warrantholder's beneficial interest in the Global Warrant Certificate registered in the name of the Warrantholder and will be entitled to physical delivery of such Warrants in definitive form. The provisions of Section 1.08 shall apply only if and when the Conversion Option is utilized and a Global Warrant Certificate is issued hereunder. Unless the context shall otherwise require, and subject to the provisions of Section 1.08, all references in this Agreement to the Warrant Certificates (other than in Sections 1.02, 1.03, 1.04 and 1.08) shall include the Global Warrant Certificate in the event that the Global Warrant Certificate is issued.

                     SECTION 1.08. Global Warrant Certificate. (a) Any Global Warrant Certificate issued in accordance with this Section
1.08 shall be substantially in the form set forth in Exhibit A-1 hereto, with such appropriate insertions, omissions, substitu-tions and other variations as are required or permitted by this Agreement, and may represent any number of whole Warrants. Each
Global Warrant Certificate may have imprinted or otherwise reproduced thereon such letters, numbers or other marks of identification or designation and such legends or endorsements as the officers of the Company executing the same may approve
(execution thereof to be conclusive evidence of such approval) and which are not inconsistent with the provisions of this Agreement, or as may be required to comply with any law or with any rule or regulation made pursuant thereto, or with any rule or regulation of any stock exchange on which the Warrants may be listed or of any securities depository referred to herein, or to conform to usage. Each Global Warrant Certificate shall be signed on behalf of the Company upon the same conditions, in substantially the same manner and with the same effect as the Warrant Certificates.




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                     (b)     The Warrant Agent is authorized, from time to time
during the Conversion Option Period, upon receipt of a Global Warrant Certificate from the Company, duly executed on behalf of the Company, to countersign such Global Warrant Certificate. The Global Warrant Certificate shall be manually countersigned and dated the date of its countersignature by the Warrant Agent and shall not be valid for any purpose unless so countersigned. The Warrant Agent shall deliver the Global Warrant Certificate to or upon the order of the Depository against receipt of an appropriate amount of Definitive Warrants (as defined herein) (such Definitive Warrants shall be disposed of in accordance with instructions provided by the Company). One or more Global Warrant Certificates may be executed by the Company and delivered to the Warrant Agent on or after the date of execution of this Agreement; provided that only one Global Warrant Certificate shall be outstanding at any one time.

                     The Company reserves the right to issue, from time to time after the date of execution of this Agreement, additional Warrants, and in connection therewith the Global Warrant Certificate may be exchanged for a new Global Warrant Certificate to reflect the issuance by the Company of such additional Warrants. To effect such an exchange the Company shall deliver to the Warrant Agent a new Global Warrant Certificate duly executed on behalf of the Company as provided in Section 1.02. The Warrant Agent shall countersign the new Global Warrant Certificate as provided in this Section and shall deliver the new Global Warrant Certificate to the Depository in exchange for, and upon receipt of, the Global Warrant Certificate then held by the Depository. The Warrant Agent shall cancel the Global Warrant Certificate delivered to it by the Depository, dispose of such Global Warrant Certificate and provide a certificate of disposition to the Company.

                     (c) The Global Warrant Certificate will initially be registered in the name of a nominee of the Depository. The Warrant holdings of the Participants will be recorded on the books of the Depository. The holdings of customers of the Participants and the identity of the Warrantholders will be reflected on the books and records of such Participants and will not be known to the Warrant Agent, the Company or the Depository. The Global Warrant Certificate will be held by the Depository or its agent.

                     Neither the Company nor the Warrant Agent will have any responsibility or liability for any aspect of the records relating to beneficial ownership interests in the Global Warrant




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Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

                     The Company may from time to time select a new entity to act as Depository with respect to the Warrants and, if such selection is made, the Company shall promptly give the Warrant Agent notice to such effect identifying the new Depository, and the Global Warrant Certificate shall be delivered to the Warrant Agent and shall be transferred to the new Depository as provided below as promptly as possible. Appropriate changes may be made in the forms of the Global Warrant Certificate, the Exercise Notice and the related notices to be delivered in connection with an exercise to reflect the selection of the new Depository.

                     (d) Except as otherwise provided herein or in the Global Warrant Certificate, the Warrant Agent shall from time to time register the transfer of the Global Warrant Certificate in its records (which may be maintained electronically), subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or dealer which is a member of the NASD or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

                     The Global Warrant Certificate may be transferred as provided in paragraph (d) above, when surrendered to the Warrant Agent's Window,
Attention: Transfer Department, or at the address of any successor Warrant Agent (as provided in Section 5.03), for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants.


                                   ARTICLE II

                        DURATION AND EXERCISE OF WARRANTS





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                     SECTION 2.01.  Duration of Warrants; Minimum Exercise
Amounts; Exercise Notice. (a) Subject to the limitations set forth herein and in Sections 2.02 and 2.03, each Warrant may be irrevocably exercised in whole but not in part, immediately upon issuance. Subject to the limitations set forth herein and except in the case of automatic exercise or following an Extension Event, each Warrant shall be irrevocably exercised either (A) in the case of Warrants represented by Warrant Certificates ("Definitive Warrants"), including Definitive Warrants held through CEDEL (as defined herein) or Euroclear (as defined herein), on any Business Day during the period from the date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date (as defined herein), and (ii) the Business Day immediately preceding any Delisting Date (as defined herein) by delivering or causing to be delivered to the Warrant Agent (at the Warrant Agent's Window, Attention: Tender Department) the Warrant Certificate representing such Warrant, with the Exercise Notice duly completed and executed by the Registered Holder of such Warrant (or in the case of Definitive Warrants held through the facilities of CEDEL or Euroclear, by an entity entitled to execute, clear and settle transactions through CEDEL or Euroclear (a "CEDEL or Euroclear Participant"), as the case may be) or (B) in the case of Warrants represented by a Global Warrant Certificate ("Book-entry Warrants"), on any Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date, and (ii) the Business Day immediately preceding any Delisting Date by causing (x) such Warrants to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository's Deposit/Withdrawal at Custodian procedures, as provided in the Representations Letter, and (y) a duly completed and executed Exercise Notice to be received by the Warrant Agent (the Warrant Agent's facsimile transmission number for such purpose is (212) 946-7682) from a Participant, in the case of Book-Entry Warrants held through the Depository, or a CEDEL or Euroclear Participant, in the case of such Warrants held through CEDEL or Euroclear, acting, directly or indirectly, on behalf of the Warrantholder (such form of Exercise Notice may be obtained from the Warrant Agent); provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein. The "Expiration Date" shall be August __, 1997. Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm, a Participant or a CEDEL or Euroclear Participant to properly exercise Warrants on behalf of a Warrantholder.




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                     (b)       No fewer than 500 Warrants may be exercised by or
on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date or on any Delisting Date, or in the case of cancellation of the Warrants as a result of an Extraordinary Event (as defined herein). A Warrantholder shall not combine Definitive Warrants and Book- entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement provided herein. With the exception of the Limit Option, an Exercise Notice shall be unconditional. Except as provided in
Section 2.02(c), the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein.

                     (c) "Exercise Notice" means an irrevocable notice of exercise to the Warrant Agent at the Warrant Agent's Window, Attention: Tender Department (or by facsimile transmission in accordance with Section 2.01(a)(B)(y) in the case of Exercise Notices for Book-entry Warrants), which notice (A) for Definitive Warrants, shall be on the reverse of the Warrant Certificate or such other form as the Company and the Warrant Agent may approve and (B) for Book-entry Warrants, shall be substantially in the form set forth in Exhibit A-2 hereto or such other form as the Company and the Warrant Agent may approve and may be given by facsimile transmission.

                     SECTION 2.02. Exercise, Valuation and Delivery of Warrants. (a) Except for Warrants subject to automatic exercise, or Warrants subject to the Limit Option or following an Extension Event, the "Exercise Date" for a Warrant will be (A) in the case of Warrants other than those held through the facilities of Cedel Societe Anonyme ("CEDEL") or Euroclear System ("Euroclear") (i) the Business Day on which the Warrant Agent receives at the Warrant Agent's Window, Attention: Tender Department, the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) and Exercise Notice (by facsimile transmission in accordance with
Section 2.01(a)(B)(y) in the case of Exercise Notices for Book- entry Warrants) in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) or Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding the Business Day on which such Warrant or




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Exercise Notice is received (B) in the case of Warrants held through the facilities of CEDEL or Euroclear, (i) the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day, provided that the Warrant Certificate (or transfer of such Warrant through the Depository) is received by the Warrant Agent by 3:00 P.M., New York City time, on the Valuation Date, or (ii) if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day, provided that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received by 3:00 P.M., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding Business Day; provided, further, however, in the case of exercises by Euroclear Participants, Euroclear must by facsimile to the Warrant Agent by 9:00 A.M., New York City time, on the Valuation Date confirm that the Warrants will be received by the Warrant Agent on such date (the "Euroclear Confirmations"), provided, that if such facsimile is received after 9:00 A.M., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related notice of exercise or waive the requirement for timely delivery of such facsimile. In the event that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received after 3:00 P.M., New York City time, on the Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant is received or, if such day is not a Business Day, the next succeeding Business Day.

                     (b) The "Valuation Date" for a Warrant shall be the first Business Day following the applicable Exercise Date (subject to postponement upon the occurrence of an Extraordinary Event or Exercise Limitation Event (as defined herein) or as a result of the exercise of a number of Warrants exceeding the limits on exercise set forth herein).

                     (c) The Warrant Agent shall, in the case of Warrants other than Warrants held through CEDEL or Euroclear, following receipt of proper and timely delivery of a Warrant in accordance with Section 2.02(a)(A) accompanied by a completed Exercise Notice and, in the case of Warrants held through CEDEL or Euroclear, following receipt of proper delivery of a completed Exercise Notice in accordance with Section 2.02(a)(B):




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                        (i) promptly (1) for Definitive Warrants not held
           through CEDEL or Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, (2) for Definitive Warrants held through CEDEL or Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by the CEDEL or Euroclear Participant tendering such Warrant, as applicable, (3) for Book-entry Warrants not held through CEDEL or Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form, (4) for Book-Entry Warrants held through CEDEL or Euroclear, determine whether such Exercise Notice has been duly completed and is in proper form duly executed by the CEDEL or Euroclear Participant tendering such Warrant, as applicable; and if the Warrant Agent determines that the Exercise Notice has not been duly completed or is not in proper form or, in the case of Definitive Warrants, has not been so executed, the Warrant Agent (A) promptly shall reject such Exercise Notice and shall send to the entity that executed such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit B-1 or Exhibit B-3 hereto, as the case may be, and, in the case of Definitive Warrants, shall return to the Registered Holder that submitted such Exercise Notice, by first class mail, the Warrant Certificates evidencing such Warrants (to the extent received in the case of Warrants held through CEDEL or Euroclear), or, in the case of Book-entry Warrants, shall re-deliver such Warrants (to the extent received in the case of Warrants held through CEDEL or Euroclear) free through the facilities of the Depository to the account from which they were transferred to the Warrant Agent and (B) in either case, shall not take the actions required by clauses (ii)- (vii) below with respect to such Exercise Notice or the related Warrants; provided, however, that the Warrant Agent shall deliver a copy of the Exercise Notice relating to such Warrants to the Company as required by Section 2.02(c)(viii) below and the Company may waive any defect in the form of such Exercise Notice;

                       (ii) notify the Company and the Determination Agent (and such other parties (not to exceed two) as the Company shall designate in writing) by 5:00 P.M., New York City time, on the Business Day that such Exercise Notice has been received (or shall be deemed to have been received) of (A) the total number of Warrants covered by such Exercise




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           Notice, (B) the number of such Warrants subject to the Limit Option
           (as defined herein) ("Contingently Tendered Warrants") and (C) the number of such Warrants not subject to the Limit Option;

                      (iii) with respect to Warrants held through Euroclear, determine whether the Warrant Agent has received by 9:00 a.m., New York City time, on the Valuation Date relating to such Warrants, Euroclear Confirmations with respect to such Warrants, and if the Warrant Agent has not received any of such Euroclear Confirmations by such time, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) by 10:00 a.m., New York City time, on such Valuation Date of the number of such Warrants in respect of which the Warrant Agent has not received such Euroclear Confirmations and (except to the extent the Company has notified the Warrant Agent that it has waived the timing requirement of timely delivery of such Euroclear Confirmation) send to the Euroclear Participant that executed such Exercise Notice for which no related Euroclear Confirmation was received (at the address specified in such notice) a notice of rejection substantially in the form set forth in Exhibit B-1 or Exhibit B-3 hereto, as the case may be;

                       (iv) if any of the Warrants covered by such Exercise Notice constitute Contingently Tendered Warrants, by 10:00 A.M., New York City time, on the Business Day next succeeding the Valuation Date, (A) except as provided in Section 2.02(k)(i), determine the Limit Option Reference Index (as defined herein) for such Warrants (based on the applicable Limit Option Reference Index provided by the Determination Agent pursuant to Section 2.02(j)); (B) determine in accordance with Section 2.02(k) (based on the applicable Spot Portfolio Value provided by the Determination Agent pursuant to 2.02(j)) whether such Contingently Tendered Warrants will be subject to exercise after giving effect to the Limit Option and, if such Warrants will not be subject to exercise, send, in the case of Definitive Warrants, to the Registered Holder (or the entity that executed the Exercise Notice, in the case of Definitive Warrants held through CEDEL or Euroclear) or, in the case of Book-entry Warrants to the Participant, that submitted such Exercise Notice a notice of rejection substantially in the form set forth in Exhibit C-1 or Exhibit C-2 hereto, as appropriate, with respect to such Warrants and return to the Registered Holder (to the extent




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           received in the case of Warrants held through CEDEL or Euroclear)
           that submitted such Exercise Notice, by first class mail, the Warrant Certificates evidencing such Warrants (to the extent received in the case of Warrants held through CEDEL or Euroclear), or, in the case of Book- entry Warrants (to the extent received in the case of Warrants held through CEDEL or Euroclear), redeliver the Warrants free through the facilities of the Depository to the account of such Participant; and (C) notify the Company and the Determination Agent as to whether such Contingently Tendered Warrants will be subject to exercise;

                        (v) by 10:00 A.M., New York City time, on the Business Day next succeeding the Valuation Date,(A) determine the sum of (1) the number of such Warrants not subject to the Limit Option (i.e., the number of Warrants determined pursuant to clause (ii)(C) above) plus (2) the number of such Warrants that are Contingently Tendered Warrants that will be subject to exercise notwithstanding the Limit Option (i.e., the number of Warrants so identified pursuant to clause
           (iv)(B) above) (all of such Warrants, the "Exercised Warrants") and
           (B) notify the Company and the Determination Agent of the total number of Exercised Warrants so determined (if such number is zero, the Warrant Agent shall not take the actions required by clauses
           (vi), (vii) and (viii) of this Section 2.02(c) with respect to such Exercise Notice or the related Warrants);

                       (vi) by 10:00 A.M., New York City time, on the Business Day next succeeding the Valuation Date determine the Cash Settlement Value of the Exercised Warrants based on the Spot Portfolio Value provided by the Determination Agent pursuant to Section 2.02(j) and in the manner set forth in Section 2.02(e);

                      (vii) notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) by 12:00 noon, New York City time, on the Business Day next succeeding the Valuation Date of the aggregate Cash Settlement Value payable in respect of the Exercised Warrants (unless the Cash Settlement Value shall be calculated by the Determination Agent), and send notices of confirmation substantially in the form included in Exhibit B or Exhibit B-2 hereto, as the case may be, to the Registered Holder (or the entity that executed the Exercise Notice, in the case of Definitive Warrants held through CEDEL or Euroclear) or Participant; and




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                     (viii) promptly deliver a copy of each Exercise Notice to
           the Company and advise the Company of such other matters relating to the Exercised Warrants as the Company shall reasonably request. Any notice to be given to the Company by the Warrant Agent pursuant to this Section 2.02 or Section 2.03 shall be by telephone (promptly confirmed in writing) or facsimile transmission.

                     Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Extension Event, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of any such Warrants shall be void and of no effect and (i) for Definitive Warrants, the Warrant Certificate evidencing such Warrants (to the extent received in the case of Warrants held through CEDEL or Euroclear) shall be promptly returned by the Warrant Agent to the Registered Holder (or the entity that executed the Exercise Notice, in the case of Definitive Warrants held through CEDEL or Euroclear) by first class mail at the Company's expense or (ii) for Book-entry Warrants, the Warrants will be transferred by the Warrant Agent back to the Participant that submitted them free on the records of the Depository (to the extent received in the case of Warrants held through CEDEL or Euroclear) and, in either case such Warrantholder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

                     (d) Except for Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Extension Event, if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the second Business Day following a Valuation Date (the "Funding Date"), the Warrant Agent will be responsible for making its payment available (i) for Definitive Warrants, to each Registered Holder of an Exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election as specified in the applicable Exercise Notice) prior to the close of business on the first Business Day immediately succeeding such Funding Date (the "Settlement Date") or (ii) for Book-entry Warrants, to each appropriate Participant




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in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice) prior to the close of business on the Settlement Date. For either clause (i) or (ii) above, such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrant Certificates or Warrants that were delivered to the Warrant Agent (together with the related Exercise Notice) as provided in Sections 2.01 and 2.02(a), (b) and
(c). Each Participant will be responsible for disbursing such payments to the Warrantholders that it represents and to each brokerage firm for which it acts as agent.

                     (e) The "Cash Settlement Value" of an Exercised Warrant will be an amount in U.S. Dollars equal to the product (rounded down to the nearest cent) of (A) the quotient obtained by dividing (i) the amount, if any, by which the Spot Portfolio Value for the applicable Valuation Date for such Warrant exceeds the Original Portfolio Value (as defined herein) by (ii) the Original Portfolio and (B) $35. The Original Portfolio Value has been set at
100. The Cash Settlement Value is calculated using the following formula:

Cash Settlement Value = the greater of

(i)        $0 and (ii) Spot Portfolio Value - 100
                       __________________________    x  $35
                                 100

The "Spot Portfolio Value" will be determined by the Determination Agent, and will equal the sum of the products of the Market Price (as defined herein) of each Portfolio Security (as defined herein) and the then applicable Multiplier (as defined herein) for that Portfolio Security. The applicable multiplier (the "Multiplier") for each Portfolio Security is as specified under the caption "Description of Warrants -- Portfolio Securities" in the Company's Prospectus Supplement dated February __, 1996 relating to the Warrants (the "Prospectus Supplement") and indicates the number of shares (or fraction of one share) of that Portfolio Security included in the calculation of the Spot Portfolio Value. The "Portfolio Securities" are the common stocks of the 43 corporations which are listed under the caption "Description of Warrants -- Portfolio Securities" in the Prospectus Supplement. Each Multiplier will remain constant for the term of the Warrants unless adjusted for certain corporate events described herein. If a Market Disruption Event (as




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defined herein) occurs or is continuing with respect to a Portfolio Security on a Valuation Date, then the calculation of the Market Price of that Portfolio Security will be based on the Business Day immediately preceding that Valuation Date that does not have a Market Disruption Event with respect to that Portfolio Security.

                     (f) "Market Price," which will be determined by the Determination Agent based on information reasonably available to it, means (i) for a Valuation Date on or prior to the third Business Day immediately preceding the Expiration Date, the following:

                     A. If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the last reported sale price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or on NASDAQ, as the case may be.

                     B. If the Portfolio Security is not listed on a national securities exchange and is not a NASDAQ security, Market Price means the last reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date.

and (ii) for any Valuation Date after the third Business Day immediately preceding the Expiration Date, the following:

                     A. If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the opening sales price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or on NASDAQ, as the case may be.

                     B. If the Portfolio Security is not listed on a national securities exchange and is not a NASDAQ security, Market Price means the first reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date.





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           (g) "Market Disruption Event" with respect to a Portfolio Security means any of the following events, in each case as determined by the Determination Agent:

                     (i) the suspension of or material limitation in trading in that Portfolio Security for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced (for purposes of this definition, limitations pursuant to New York Stock Exchange ("NYSE") Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization or the Securities and Exchange Commission that is deemed of similar scope by the Determination Agent) on trading during significant market fluctuations shall be considered "material"),

                     (ii) the suspension of or material limitation (whether by reason of movements in price that exceed levels permitted by the relevant exchange or otherwise) in trading in option contracts related to a Portfolio Security traded on any exchange for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced,

                     (iii) a banking moratorium has been declared by federal or any state authorities.

For purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

                     (h) The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted by the Determination Agent as follows:

                      (i) If a Portfolio Security is subject to a stock split or reverse stock split then, once the split has become effective, the Multiplier relating to that Portfolio Security will be adjusted to equal the product of (x) the number of shares of the Portfolio Security outstanding after the split has become effective with respect to each share of such Portfolio Security outstanding immediately prior to the effectiveness of such split and (y) the prior Multiplier.

                     (ii) If a Portfolio Security is subject to a stock dividend or stock distribution (other than a stock dividend




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           elected by a holder of that Portfolio Security in lieu of an ordinary cash dividend) that is given equally to all holders of that Portfolio Security, then, once that Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of (i) the number of shares of that Portfolio Security issued with respect to one such share of that Portfolio Security and (ii) the prior Multiplier.

                     (iii) If the issuer of a Portfolio Security is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, that Portfolio Security will continue to be included in the Portfolio so long as a Market Price for that Portfolio Security is available. Subject to paragraph (vii) below, if a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation or dissolution of the issuer of that Portfolio Security or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or similar law, then, for so long as a Market Price is unavailable for that Portfolio Security, the value of that Portfolio Security will be deemed to be zero for the purposes of calculating the Spot Portfolio Value, and no attempt will be made to find a replacement Portfolio Security or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

                     (iv) If the issuer of a Portfolio Security has been subject to a merger or consolidation and is not the surviving entity and holders of that Portfolio Security are entitled to receive cash or securities in exchange for that Portfolio Security, then a value for that Portfolio Security will be determined (w) in the case of cash, at the time of receipt by those holders and will equal the amount of such cash, and (x) in the case of securities, on the first Business Day on which those securities are traded regular way, and will equal the Market Price of those securities (in each of (w) and (x), the "Cash Component"); provided, that if those securities do not have a Market Price, the Cash Component shall be the fair market value of those securities, as determined by the Determination Agent. The Cash Component, as adjusted for the accrual of interest described below, will be constant for the remaining term of the Warrants. No adjustment will be made to the Multiplier relating to the Portfolio Security.




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                     The Cash Component will accrue interest at a rate equal to the London Inter-Bank Offered Rate ("LIBOR"), with a term equal to the period of time from the Interest Commencement Date (as defined herein) to the LIBOR Maturity Date (the "Specified Maturity"), determined and fixed on the first London Business Day (the "LIBOR Determination Date") that is immediately following the date of determination of such Cash Component. LIBOR will accrue on such Cash Component commencing (y) in the case of cash, on the second London Business Day following such LIBOR Determination Date and (z) in the case of securities, on the third London Business Day following such LIBOR Determination Date (in each of (y) and (z), the "Interest Commencement Date") up to and including the Specified Maturity.

                     LIBOR will be determined by the Determination Agent in accordance with the following provisions:

                               A. On the relevant LIBOR Determination Date,
                     LIBOR will be determined through the application of linear interpolation by reference to the offered rates for deposits of not less than $1,000,000 having a maturity immediately before and immediately after the Specified Maturity, commencing on the Interest Commencement Date, which appear either (a) if the Specified Maturity is one year or less from the relevant LIBOR Determination Date, on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London Interbank Offered Rates of major banks) ("Telerate Page 3750"), or (b) if the Specified Maturity is more than one year from the relevant LIBOR Determination Date, on each of Telerate Page 3750 and on the display designated as page "SWAP" on the Reuter Monitor Money Rates Service (or such other page as may replace the SWAP page on that service for the purpose of displaying London Interbank offered rates of major banks) ("Reuters-SWAP"), in each case as of 11:00 A.M., London time; provided that if there is an offered rate for the Specified Maturity, then LIBOR will be such offered rate. If such offered rates do not appear, LIBOR with respect to such LIBOR Determination Date will be determined as described in B below.

                               B. With respect to a LIBOR Determination Date on which no such offered rates appear on Telerate Page




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                     3750 or Reuters SWAP as described in A above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Determination Date, at which deposits in U.S. dollars having the Specified
                     Maturity are offered to prime banks in the London Interbank market by four major banks in the London Interbank market selected by the Determination Agent commencing on the Interest Commencement Date and in a principal amount equal to an amount not less than $1,000,000 that in the Determination Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Determination Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City, selected by the Determination Agent, for loans in U.S. dollars to leading European banks having the Specified Maturity commencing on the Interest Commencement Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Determination Agent are quoting as mentioned in this sentence, LIBOR with respect to such Cash Component will be the LIBOR as last in effect.

                     "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

                     The value as of any given day of any Portfolio Security converted into a Cash Component will equal the sum of the Cash Component and all interest accrued thereon through that day. The interest that has accrued on any given day will be reflected only in the Spot Portfolio Value quoted by the AMEX at the end of that day and not in the values disseminated at interim periods during the day. Interest will not be compounded.

                     (v) If all the Portfolio Securities of any class or series of an issuer are converted into or exchanged for the same or a different number of shares of any class or classes of equity security of that issuer other than such Portfolio Security, whether by capital reorganization, recapitalization, reclassification or otherwise, then, once that conversion or exchange has become effective, the former Portfolio Security will be removed from the Portfolio and the new equity securities will be added to the Portfolio as new Portfolio Securities. The Multiplier relating to each such new Portfolio Security will equal the product of (x) the last value of the Multiplier with respect to the former Portfolio Security and (y) the number of shares of the new Portfolio Security issued with respect to one share of the former Portfolio Security.

                     (vi) If the issuer of a Portfolio Security distributes to all of its shareholders equity securities of any other issuer, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for the new Portfolio Security will equal the product of (x) the last value of the Multiplier relating to the Portfolio Security in respect of which the new Portfolio Security is being distributed and (y) the number of shares of the new Portfolio Security distributed with respect to one share of the former Portfolio Security.

                     (vii) If a Portfolio Security is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash or other property of any kind (other than any such dividend or distribution otherwise addressed in the preceding paragraphs) that is received equally by all holders of that Portfolio Security, then the Determination Agent shall determine the fair market value, if any, of the cash or other property received in respect of each share of that Portfolio Security and the Portfolio shall thereafter be deemed to include an amount equal to the product of the Multiplier relating to that Portfolio Security on that date and the fair market value as so determined.

                     No adjustments of any Multiplier of a Portfolio
Security will be required unless that adjustment would require a change of at least 1% in the Multiplier in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten- thousandths being rounded upward.

                     All determinations made by the Determination Agent shall be at the sole discretion of the Determination Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the holders of the Warrants, and the Determination Agent shall have no liability therefor.

                     For purposes of this Agreement, "Business Day" means any day other than a Saturday, Sunday or a day on which either the American Stock Exchange, Inc. (the "AMEX") is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed.

                     (i) In the case of exercise of Book-Entry Warrants, the Warrant Agent shall cause its records, which may be kept electronically, to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants that were delivered to the Warrant Agent and for which payment has been made as provided in Section 2.02(d) promptly after such delivery and payment. Absent manifest error, the Warrant Agent's records shall be conclusive evidence of such matters.

                     (j) The Company hereby appoints Bear, Stearns & Co. Inc. and Bear, Stearns & Co. Inc. accepts such appointment, to be the Company's Determination Agent to determine the Spot Portfolio Value in accordance with this Section 2.02(j) and to make such calculations as may be required upon the occurrence of any of the circumstances described in Section 2.03, including, without limitation, calculation of the Limit Option Reference Index, Cash Settlement Value or the Alternative Settlement Amount, as applicable, of a Warrant. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by this Agreement, its calculations and determinations under this Agreement shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Warrantholders and any Participant. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office.

                     The Company agrees, for the benefit of the Warrant-holders that there shall at all times be a Determination Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, whichever occurs earlier. Resignation, removal and appointment of the Determination Agent shall be in accordance with the procedures set forth for the resignation, removal and appointment of the Warrant Agent, as provided in Section 5.03, except that a successor Determination Agent need not be a banking institution with offices in the Borough of Manhattan, The City of New York, and may only be appointed if such successor has been nominated by the Company and approved by the predecessor Determination Agent.

                     The Company agrees promptly to pay the Determination
Agent the compensation to be agreed upon with the Company for all services rendered by the Determination Agent hereunder. The Company also agrees to indemnify the Determination Agent for, and to hold it harmless against, any loss, liability, cost or expense (including reasonable attorneys' fees and expenses) incurred by the Determination Agent by reason of its being made a party to a suit or claim arising out of this Agreement; provided, however, that such indemnity shall in no event apply to the extent that any such loss, liability, cost or expense is a result of the negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The indemnity obligation of the Company shall continue notwithstanding the termination of this Agreement or the resignation or removal of the Determination Agent.

                     Provided that the Determination Agent has received the Warrant Agent's notice pursuant to Section 2.02(c)(ii), the Determination Agent shall provide to the Warrant Agent by (i) 10:00 A.M., New York City time, on the Business Day following its receipt of such notice, the Limit Option Reference Index applicable to any Contingently Exercised Warrants specified in such notice, and (ii) by 9:00 A.M., New York City time, on the Business Day next succeeding the Business Day referred to in clause (i), the Spot Portfolio Value for the Business Day that but for the provisions of Section 2.02(k) would be the Valuation Date for any Contingently Exercised Warrants specified in such notice.

                     (k) Except for Warrants subject to automatic exercise, Warrants with respect to which payments of any Alternative Settlement Amount are made and Warrants deemed worthless following an Extension Event (all as described in Section 2.03 below) each Warrantholder, in connection with any exercise of Warrants (including an exercise with a postponed Valuation Date following an Extraordinary Event or an Exercise Limitation Event), shall have the option (the "Limit Option") to specify in the related Exercise Notice that such exercise be subject to the condition that the Spot Portfolio Value that would otherwise be used to determine the Cash Settlement Value of such Warrants not be three or more points lower than the Limit Option Reference Index for such Warrants. "Limit Option Reference Index", with respect to any Contingently Tendered Warrants, means, the Spot Portfolio Value on the relevant Exercise Date. If a Warrantholder elects the Limit Option in connection with any exercise of Warrants, the following provisions shall apply:

                        (i) To be valid, such election must be specified in the related Exercise Notice. Each of the Warrant Agent and the Company shall be entitled to rely conclusively on such Exercise Notice, as received by the Warrant Agent, in determining whether such election has been validly made. In connection with any exercise of 1,000 or more Warrants, a Warrantholder may elect to subject only a portion of such Warrants to the Limit Option; provided that the number of such Warrants subject to the Limit Option and the number of such Warrants not subject to the Limit Option shall in each case not be less than 500; provided, further that, a Warrantholder shall not combine Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement. Registered Holders and Participants shall be required to certify that the number of Warrants exercised on behalf of any Warrantholder pursuant to the related Exercise Notice that are subject to the Limit Option is an amount that is not less than 500.

                       (ii) Except as otherwise provided in this Section 2.02(k), the Limit Option Reference Index shall be determined by the Warrant Agent, which determination shall be conclusive and binding for all purposes relating to such exercise.

                      (iii) In the event that the Spot Portfolio Value for the first Business Day following the relevant Exercise Date is three or more points lower than the Limit Option Reference Index for such Warrants, such Warrants (A) shall not be subject to exercise and shall be treated for all purposes of this Agreement and the Warrant Certificates and Global Warrant Certificate as if the related Exercise Notice had never been received by the Warrant Agent, and (B) shall not constitute "Exercised Warrants" for purposes of Section 2.02(c). If such Spot Portfolio Value is not three or more points lower than such Limit Option Reference Index, such Warrants shall be subject to exercise as provided in this

           Section 2.02 and shall be deemed to be "Exercised Warrants" for such purposes. The Warrant Agent's determination shall be conclusive and binding for all purposes relating to such Warrants.

                       (iv) Except as provided in Section 2.03(b), the Limit Option (based on the Limit Option Reference Index as determined for the relevant Exercise Date, shall continue to be applicable to any Exercised Warrant for which the Valuation Date has been postponed as a result of the occurrence of an Extraordinary Event or an Exercise Limitation Event until the Warrants are cancelled as provided in
           Section 2.03(b) or until the Expiration Date or any Delisting Date.

                     SECTION 2.03. Automatic Exercise of Warrants; Exercise upon an Extension Event, an Extraordinary Event or an Exercise Limitation Event.
(a) Subject to the provisions of Section 2.03(b) regarding Extension Events, all Warrants for which the Warrant Agent has not received a valid Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on (i) the third Business Day immediately preceding the Expiration Date or (ii) with respect to any date prior to the Expiration Date, the Business Day immediately preceding the last Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission thereunder) on the AMEX, and not accepted prior thereto or at the same time for trading pursuant to the rules of another SRO that are filed with the Securities and Exchange Commission under the Exchange Act (such last Business Day prior to the effective date being a "Delisting Date"), or for which the Warrant Agent has received a valid Exercise Notice in proper form but with respect to which timely delivery of the relevant Warrants has not been made by such time, or for which the Valuation Date has as of such time been postponed as provided in Section 2.03(b), shall be deemed to be automatically exercised as of such Expiration Date or Delisting Date, as the case may be, without any requirement of delivery of an Exercise Notice to the Warrant Agent. If such Delisting Date occurs on or after the Expiration Date and prior to any Extended Expiration Date (as defined in Section 2.03(b)(ii)), the Warrants will be deemed worthless. However, if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed a Delisting Date for purposes of this Agreement. The Exercise Date for such

Warrants shall be the Expiration Date or Delisting Date, as the case may be, or, if such date is not a Business Day, the next succeeding Business Day and the Valuation Date for such Warrants shall be the first Business Day following such date.

                     The Warrant Agent shall by 5:00 P.M., New York City time, on the Expiration Date or any earlier date on which the Warrant Agent receives notice of any delisting of the Warrants, as the case may be, notify the Company and the Determination Agent (and such other parties (not to exceed two) as the Company shall designate in writing) of the number of Warrants to be automatically exercised. By 12:00 noon, New York City time, on the Business Day next succeeding the Valuation Date for such Warrants, the Warrant Agent shall
(i) determine the Cash Settlement Value (in the manner provided in Section 2.02(e)) of the Warrants to be automatically exercised; (ii) by 5:00 P.M., New York City time, on the Business Day next succeeding such Valuation Date, notify the Company (and such other parties (not to exceed two) as the Company shall designate in writing) of the Cash Settlement Value payable in respect of such exercised Warrants; and (iii) advise the Company of such other matters relating to the exercised Warrants as the Company shall reasonably request.

                     The Determination Agent shall by 10:00 A.M., New York
City time, on the Business Day next succeeding the applicable Valuation Date, notify the Warrant Agent of the Spot Portfolio Value applicable to the Warrants to be automatically exercised.

                     In the case of Definitive Warrants subject to automatic exercise (other than Definitive Warrants subject to postponed exercise following the occurrence of an Extraordinary Event, Exercise Limitation Event or Extension Event as described in Section 2.03(b)), if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the second Business Day following the Valuation Date for automatically exercised Warrants (in any such case, the "Automatic Funding Date"), the Warrant Agent will be responsible for making its payment available to the appropriate Registered Holder in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at such Registered Holder's election upon written notice to the Company and the Warrant Agent) prior to the close of business on the Automatic Funding Date (or, in the case of payments made by wire transfer,




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









prior to the close of business on the Business Day next succeeding the Automatic Funding Date), against receipt by the Warrant Agent at the Warrant Agent's Window, Attention: Tender Department, from such Registered Holder of its Warrant Certificates. Such payment shall be in the amount of the aggregate Cash Settlement Value in respect of the Warrants, evidenced by such Warrant Certificates, that were exercised automatically on the Expiration Date or on any Delisting Date, as the case may be. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.

                     In the case of Book-entry Warrants subject to automatic exercise (other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event, Exercise Limitation Event or Extension Event as described in Section 2.03(b)), if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the Automatic Funding Date, the Warrant Agent will be responsible for making funds available to the securities depository, against receipt of the Global Warrant Certificate, prior to the close of business, on the Automatic Funding Date. Such funds are to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise.

                     The Company will advise the Warrant Agent as soon as practicable of the date of any expected delisting or permanent suspension of trading of the Warrants and will immediately inform the Warrant Agent after the Company has received notice that such delisting or suspension is occurring, but in no event will notice of such delisting or suspension be given to the Warrant Agent later than 9:30 A.M., New York City time, on the first Business Day following the date on which such delisting or suspension occurs. The Company will use its best efforts to notify the Warrantholders, or cause the Warrantholders to be notified, as promptly as practicable of any expected delisting or suspension of trading of the Warrants.

                     (b)       (i)        Subject to the provisions of Section
2.03(b)(ii), if the Company determines that an Extraordinary Event or Exercise Limitation Event has occurred and is continuing on any Business Day that would otherwise be the Valuation Date with respect to an exercise of Warrants (the "Applicable Business Day") then the Cash Settlement Value with respect to such exercise of Warrants shall be calculated on the basis that the

Valuation Date shall be the next Business Day following such Applicable Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, that if the Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, then the Warrantholders will receive, in lieu of the Cash Settlement Value, the Alternative Settlement Amount (as defined herein) which shall be calculated as if the Warrants had been cancelled on the Expiration Date or such Delisting Date, as the case may be.

                     Upon the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company shall use its best efforts to notify the Warrant Agent and the Determination Agent promptly that an Extraordinary Event or Exercise Limitation Event, as the case may be, has occurred and shall promptly give notice to the Warrantholders, by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), that an Extraordinary Event or an Exercise Limitation Event has occurred.

                     If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or on any earlier Delisting Date, the Company shall so notify the Warrant Agent and the Determination Agent, and the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an "Alternative Settlement Amount", in accordance with Section 2.03(d) herein (treating the Expiration Date or such Delisting Date, as the case may be, as the date on which the Warrants were cancelled for the purposes of this
Section 2.03(b)).

                     If the Company determines that an Extraordinary Event has occurred and is continuing, and if that Extraordinary Event is expected by the Company to continue, the Company, prior to the Expiration Date, may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights with respect to the Warrants and under this Agreement shall thereupon cease; provided, that each Warrant shall be exercised (even if such Warrant would not otherwise be exercis- able on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and each Warrantholder shall receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount, determined by the Determination Agent.

                     If, following the determination by the Company that an Extraordinary Event or Exercise Limitation Event has occurred and is continuing, the Company determines that such Extraordinary Event or Exercise Limitation Event has ceased and that no additional Extraordinary Event or Exercise Limitation Event has occurred or is continuing, the Company shall so notify the Warrant Agent and the Determination Agent.

                  (ii) If the Company determines that an event described in clause (i) of the definition of Exercise Limitation Event below has occurred and is continuing on the Expiration Date (an "Extension Event"), then the term of any outstanding Warrants shall be automatically extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"), except that if the Cash Settlement Value or the Intrinsic Value (as defined below) used in calculating the Alternative Settlement Amount, as the case may be, of such Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date (as defined below), then the term of the Warrants shall not be extended, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. Any such automatic extension shall be deemed to have been revoked and the Warrants shall expire on the earlier of (x) the next Business Day on which there is no Extension Event (the "Early Extended Expiration Date") and (y) any Delisting Date occurring on or after the Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date, any Early Extended Expiration Date and any Delisting Date occurring on or after the Expiration Date, but in no event will such notice to the Warrant Agent be given later than 9:30 A.M., New York City time, on the Business Day following the Extension Event, Extended Expiration Date, Early Extended Expiration Date or Delisting Date, as applicable.

                     Any Warrants that expire on an Early Extended
Expiration Date, as described in clause (x) of the preceding paragraph, will be deemed to be exercised on such Early Extended Expiration Date (even if such Warrants would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such exercise shall be such Early Extended Expiration Date, and the holder of each such Warrant will receive an Alternative Settlement Amount, whether or




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









not an Extraordinary Event or an Exercise Limitation Event is continuing on such Early Extended Expiration Date. Any Warrants that expire on a Delisting Date occurring on or after the Expiration Date and prior to the Extended Expiration Date, as described in clause (y) of the preceding paragraph, shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof.

                     If the term of the Warrants has been extended pursuant to the second preceding paragraph but the Company determines that an Extension Event is continuing when the Warrants expire on the Extended Expiration Date, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. The Company shall give prompt notice of any such determination to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

                     "Measurement Date" means the Business Day occurring most recently prior to the Expiration Date on which none of the events described in clause (i) of the definition of Exercise Limitation Event below had occurred or was continuing.

                     (c) For purposes of this Agreement, "Extraordinary Event" means any of the following events:

                  (i) a suspension, material limitation or absence of trading of all of the Portfolio Securities;

                  (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other governmental authority that would make it unlawful for the Company to perform any of its obligations under this Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the Portfolio; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants; or

                (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities that in the opinion of the Company may materially and adversely affect the economy of the United States or the trading of securities generally on the AMEX, NYSE or NASDAQ, or any other securities exchange) that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Portfolio or
           (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

                     For the purpose of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the AMEX, NYSE, NASDAQ or any other securities exchange on which a Portfolio Security is traded, as the case may be, and (2) an "absence of trading" on the AMEX, NYSE, NASDAQ or any other securities exchange on which a Portfolio Security is traded, as the case may be, will not include any time when the AMEX, NYSE, or NASDAQ or such other securities exchange, as the case may be, is closed for trading under ordinary circumstances.

                     (d) For purposes of this Agreement, "Exercise Limitation Event" means either of the following events:

                     (i) a suspension, material limitation or absence of trading on the AMEX, NYSE, NASDAQ or any other securities exchange on which a Portfolio Security is traded of 20% or more in number of the Portfolio Securities; or

                  (ii) the suspension or material limitation on the AMEX or any other major futures, options or securities market of trading in futures or options contracts related to the Portfolio.

                     For the purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event, (3) a suspension of trading in a Portfolio Security or in a futures or options contract referred to in clauses (i) and (ii)




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









above, by reason of (x) a price change violating limits set by the AMEX or other futures or securities market on which futures or options contracts related to the Portfolio are traded or such other futures or securities market or (y) an imbalance of orders relating to Portfolio Securities or such contracts will constitute a suspension or material limitation of trading, (4) an "absence of trading" on the AMEX, NYSE or NASDAQ, or any other securities exchange will not include any time when the AMEX, NYSE OR NASDAQ, or such other securities exchange is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

                     The "Alternative Settlement Amount" is the amount calculated using the formula set forth below:

           Alternative Settlement Amount = Intrinsic Value +
           (T/2 x A/B)

           where

Intrinsic Value =     the Cash Settlement Value of the Warrants
                      determined as described under Section
                      2.02(e), but calculated with a Spot Portfolio
                      Value determined by the Determination Agent which, subject to approval by the Company
                      (such approval not to be unreasonably
                      withheld), in the reasonable opinion of the Determination Agent, fairly reflects the value of the Portfolio Securities on the Cancellation Date, Expiration Date, Delisting
                      Date or Early Extended Expiration Date,
                      whichever has given rise to the payment of the Alternative Settlement Amount;

T = U.S. $____, the maximum initial offering price per Warrant;

A = the total number of days from but excluding the Cancellation Date or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and





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









B =                 the total number of days from, but
                    excluding the date on which sales of
                    the Warrants were initially confirmed,
                    to and including the Expiration Date.

                     Where an Expiration Date or an Early Extended Expiration Date has given rise to the payment of the Alternative Settlement Amount, such Alternative Settlement Amount shall equal the Intrinsic Value.

                     For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day on which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot Portfolio Value which fairly reflects the value of the Portfolio Securities on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

                     (e) With respect to all Warrants as to which the Valuation Date has been postponed (other than Warrants that have been deemed worthless following an Extension Event) or which have been cancelled as described above, the Company shall make available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the second Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date"), New York Clearing House Funds or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such

Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will thereafter be responsible for making its payment available in the manner set forth in Section 2.03(a), (i) in the case of Definitive Warrants, to each Registered Holder that submitted a Warrant Certificate for exercise (and in the case of cancellation as described above, to each Registered Holder) or (ii) in the case of Book-entry Warrants, to the Depository, prior to the close of business on the Alternative Funding Date, in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount (as applicable) of such exercised Warrants (and in the case of cancellation as described above, of all previously unexercised Warrants).

                     SECTION 2.04. Limitation of Number of Exercisable Warrants. All exercises of Warrants (other than on automatic exercise or following an Extension Event) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 750,000 Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the Business Day immediately following such Exercise Date), 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following Business Day (notwithstanding the provisions of Section 2.01(b) and subject to successive applications of this Section 2.04); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants in respect of which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner of Warrants attempts to exercise more than 250,000 Warrants on any Business Day, individually or in concert, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the Business Day following such Business Day) 250,000 of such Warrants shall be deemed exercised on such Business Day and the remainder shall be deemed exercised on the following Business Day (notwithstanding the provisions of Section 2.01(b) and subject to successive applications of this Section 2.04). The date on which any Warrant is deemed exercised under the preceding two sentences shall for all purposes of this Agreement be the "Exercise Date" in respect of such Warrants.

                     SECTION 2.05. Covenant of the Company. The Company covenants, for the benefit of the Warrantholders, that it will not seek the delisting of the Warrants from, or suspension of their trading on, the AMEX unless the Company has, at the same time, arranged for the Warrants to be traded pursuant to the rules of another SRO that are filed with the Securities and Exchange Commission under the Exchange Act.

                     SECTION 2.06. Return of Money Held Unclaimed for Two Years. Except as otherwise provided herein, any money deposited with or paid to the Warrant Agent for the payment of the Cash Settlement Value or Alternative Settlement Amount of any Warrants and not applied but remaining unclaimed for two years after the date upon which such Cash Settlement Value or Alternative Settlement Amount shall have become due and payable shall be repaid by the Warrant Agent to the Company, at the Company's request, and the holders of such Warrants shall thereafter look only to the Company for any payment which such holders may be entitled to collect and all liability of the Warrant Agent with respect to such money shall thereupon cease; provided that the Warrant Agent, before making any such repayment, may at the expense of the Company notify (i) in the case of Definitive Warrants, the Registered Holders or (ii) in the case of Book- entry Warrants, the Participants concerned, that said money has not been so applied and remains unclaimed and that after a date named in the notification any unclaimed balance of said money then remaining will be returned to the Company.

                     SECTION 2.07.  Return of Global Warrant Certificate.
In the event a Global Warrant Certificate is issued, at such time as all of the Warrants evidenced by such Certificate have been exercised (including pursuant to an automatic exercise) or otherwise cancelled and all payments to the Participants made as provided herein, the Warrant Agent shall dispose of the cancelled Global Warrant Certificate in accordance with its customary procedures (unless instructed by the Company to deliver the Global Warrant Certificate to the Company) and shall provide a certificate of disposition to the Company.

                                   ARTICLE III

                          OTHER PROVISIONS RELATING TO
                            RIGHTS OF WARRANTHOLDERS

                     SECTION 3.01. Warrantholder May Enforce Rights. Notwithstanding any of the provisions of this Agreement, any Warrantholder, without the consent of the Warrant Agent, may, in and for its own behalf, enforce, and may institute and maintain, any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, its right to exercise, and to receive payment for, its Warrants as provided in this Agreement.


                                   ARTICLE IV

                        WARRANTS ACQUIRED BY THE COMPANY;
                                PAYMENT OF TAXES

                     SECTION 4.01.  Warrants Acquired by the Company.  In
the event the Company shall purchase or otherwise acquire Warrants, such Warrants may, at the option of the Company, be (i) in the case of Definitive Warrants, delivered to the Warrant Agent, and if so delivered, the Warrant Agent shall promptly cancel such Warrants on the records of the Warrant Agent or (ii) in the case of Book-entry Warrants, surrendered free through a Participant to the Depository for credit to the account of the Warrant Agent maintained at the Depository, and if so credited, the Warrant Agent shall promptly note the cancellation of such Warrants by notation on the records of the Warrant Agent and the Warrant Agent shall cause its records to be marked to reflect the reduction in the number of Warrants represented by the Global Warrant Certificate by the number of Warrants so cancelled promptly after such account is credited. In the case of Book- entry Warrants, such Warrants may also, at the option of the Company, be resold by the Company directly or to or through any of its affiliates in lieu of being surrendered to the Depository. No Warrant Certificate shall be countersigned in lieu of or in exchange for any Warrant which is cancelled as provided herein, except as otherwise expressly permitted by this Agreement.

                     Any cancelled Warrant Certificate held by the Warrant Agent under this Agreement shall be disposed of by the Warrant Agent in accordance with its customary procedures unless otherwise directed by the Company, and the Warrant Agent shall deliver a certificate of disposition to the Company evidencing the same.

                     SECTION 4.02.  Payment of Taxes.  The Company will pay
all stamp, withholding and other duties, if any, attributable to the initial issuance of Warrants; provided, however, that, anything in this Agreement to the contrary notwithstanding, the Company shall not be required to pay any tax or other governmental charge which may be payable in respect of any transfer involving any beneficial or record interest in, or ownership interest of, any Warrants, Warrant Certificates or Global Warrant Certificate.


                                    ARTICLE V

                          CONCERNING THE WARRANT AGENT

                     SECTION 5.01. Warrant Agent. (a) The Company hereby appoints Chemical Bank as Warrant Agent of the Company in respect of the Warrants upon the terms and subject to the conditions set forth herein; and ChemicaL Bank hereby accepts such appointment. The Warrant Agent shall have the powers and authority granted to and conferred upon it in this Agreement and such further powers and authority to act on behalf of the Company as the Company may hereafter grant to or confer upon it with its consent. All of the terms and provisions with respect to such powers and authority contained in any Warrant Certificates or the Global Warrant Certificate are subject to and governed by the terms and provisions hereof.

                     (b) Chemical covenants and agrees to maintain an office staffed by qualified personnel, with adequate facilities for the discharge of its responsibilities under this Agreement, including, without limitation, the computation of the Cash Settlement Value and the timely settlement of the Warrants upon exercise thereof.

                     SECTION 5.02.  Conditions of Warrant Agent's
Obligations. The Warrant Agent accepts its obligations herein set forth upon the terms and conditions hereof, including the following, to all of which the Company agrees and to all of which the rights hereunder of the holders from time to time of the Warrants shall be subject:

                     (a) The Company agrees promptly to pay the Warrant Agent the compensation to be agreed upon with the Company for all services rendered by the Warrant Agent and to reimburse the Warrant Agent for its reasonable out-of-pocket expenses (including attorneys' fees and expenses) incurred by the Warrant Agent without negligence, bad faith or breach of this Agreement on its part in connection with the services rendered by it hereunder. The Company also agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense (including reasonable attorneys' fees and expenses) incurred without negligence, bad faith or breach of this Agreement on the part of the Warrant Agent, arising out of or in connection with its acting as such Warrant Agent hereunder, as well as the reasonable costs and expenses of defending against any claim of liability in the premises.

                     (b) In acting under this Agreement, the Warrant Agent is acting solely as agent of the Company and does not assume any obligation or relationship of agency or trust for or with any of the owners or holders of the Warrants.

                     (c) The Warrant Agent may consult with counsel satisfactory to it (including counsel to the Company), and the opinion of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with the opinion of such counsel.

                     (d) The Warrant Agent shall be protected and shall incur no liability for or in respect of any action taken or thing suffered by it in reliance upon any notice, direction, consent, certificate, affidavit, statement or other paper or document reasonably believed by it to be genuine and to have been presented or signed by the proper parties.

                     (e) The Warrant Agent, and its officers, directors and employees, may become the owner of, or acquire any interest in, any Warrants or other obligations of the Company, with the same rights that it or they would have if it were not the Warrant Agent hereunder and, to the extent permitted by applicable law, it or they may engage or be interested in any financial or other transaction with the Company and may act on behalf of, or as depository, trustee or agent for, any committee or body of owners or holders of Warrants or other obligations of the Company as freely as if it were not the Warrant Agent hereunder.

                     (f) The Warrant Agent shall not be under any liability for interest on any monies at any time received by it pursuant to any of the provisions of this Agreement nor shall it be obligated to segregate such monies from other monies held by it, except as required by law. The Warrant Agent shall not be responsible for advancing funds on behalf of the Company.

                     (g) The Warrant Agent shall not be under any responsibility with respect to the validity or sufficiency of this Agreement or the execution and delivery hereof (except the due authorization, execution and delivery hereof by the Warrant Agent) or with respect to the validity or execution of the Warrant Certificates or the Global Warrant Certificate (except its countersignature thereof).

                     (h) The recitals contained herein and in the Warrant Certificates or the Global Warrant Certificate (except as to the Warrant Agent's countersignature thereon) shall be taken as the statements of the Company, and the Warrant Agent assumes no responsibility for the correctness of the same.

                     (i) The Warrant Agent shall be obligated to perform such duties as are herein specifically set forth, and no implied duties or obligations shall be read into this Agreement against the Warrant Agent. The Warrant Agent shall not be under any obligation to take any action hereunder likely to involve it in any expense or liability, the payment of which is not, in its reasonable opinion, assured to it. The Warrant Agent shall not be accountable or under any duty or responsibility for the application by the Company of any proceeds. The Warrant Agent shall have no duty or responsibility in case of any default by the Company in the performance of its covenants or agreements contained in this Agreement or in any Warrant Certificate or the Global Warrant Certificate or in the case of the receipt of any written demand from a holder of a Warrant with respect to such default, including, without limiting the generality of the foregoing, any duty or responsibility to initiate or attempt to initiate any proceedings at law or otherwise or, except as provided in Section 6.02 hereof, to make any demand upon the Company.

                     SECTION 5.03.  Resignation and Appointment of
Successor. (a) The Company agrees, for the benefit of the holders from time to time of the Warrants, that there shall at all times be a Warrant Agent hereunder until all the Warrants are no longer outstanding or until monies for the payment of all outstanding Warrants, if any, shall have been paid to the Warrant Agent and shall have been returned to the Company as provided in Section 2.06, whichever occurs earlier.

                     (b) The Warrant Agent may at any time resign as such agent by giving written notice to the Company of such intention on its part, specifying the date on which its desired resignation shall become effective, subject to the appointment of a successor Warrant Agent and acceptance of such appointment by such successor Warrant Agent as hereinafter provided. The Warrant Agent hereunder may be removed at any time by the filing with it of an instrument in writing signed by or on behalf of the Company and specifying such removal and the date when it shall become effective. Such resignation or removal shall take effect upon the appointment by the Company, as hereinafter provided, of a successor Warrant Agent (which shall be a banking institution organized under the laws of the United States of America or one of the states thereof, have a combined capital and surplus of at least $100,000,000 (as set forth in its most recent reports of condition published pursuant to law or to the requirements of any United States federal or state regulatory or supervisory authority) and having an office in the Borough of Manhattan, The City of New
York) and the acceptance of such appointment by such successor Warrant Agent. In the event a successor Warrant Agent has not been appointed and accepted its duties within 90 days of the Warrant Agent's notice of resignation, the Warrant Agent may apply to any court of competent jurisdiction for the designation of a successor Warrant Agent. The obligation of the Company under Section 5.02(a) shall continue to the extent set forth therein notwithstanding the resignation or removal of the Warrant Agent.

                     (c) In case at any time the Warrant Agent shall give notice of its intent to resign, or shall be removed, or shall become incapable of acting, or shall be adjudged a bankrupt or insolvent, or make an assignment for the benefit of its creditors, or consent to the appointment of a receiver or custodian of all or any substantial part of its property, or shall admit in writing its inability to pay or meet its debts as they mature, or if a receiver or custodian of it or of all or any substantial part of its property shall be appointed, or if any public officer shall have taken charge or control of the Warrant Agent or of its property or affairs, for the purpose of rehabilitation, conservation or liquidation, a successor Warrant Agent, qualified as aforesaid, shall be promptly appointed by the Company by an instrument in writing, filed with the successor

Warrant Agent. Upon the appointment as aforesaid of a successor Warrant Agent and acceptance by the latter of such appointment, the Warrant Agent so superseded shall cease to be Warrant Agent hereunder.

                     (d) Any successor Warrant Agent appointed hereunder shall execute, acknowledge and deliver to its predecessor and to the Company an instrument accepting such appointment hereunder, and thereupon such successor Warrant Agent, without any further act, deed or conveyance, shall become vested with all the authority, rights, powers, trusts, immunities, duties and obligations of such predecessor with like effect as if originally named as Warrant Agent hereunder, and such predecessor, upon payment of its charges and disbursements then unpaid, shall thereupon become obligated to transfer, deliver and pay over, and such successor Warrant Agent shall be entitled to receive, all monies, securities and other property on deposit with or held by such predecessor (including, without limitation, the Warrant Register), as the Warrant Agent hereunder.

                     (e) Any corporation into which the Warrant Agent hereunder may be merged or converted or any corporation with which the Warrant Agent may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Warrant Agent shall be a party or any corporation to which the Warrant Agent shall sell or otherwise transfer all or substantially all the corporate agency assets and business of the Warrant Agent, provided that it shall be qualified as aforesaid, shall be the successor Warrant Agent under this Agreement without the execution or filing of any paper or any further act on the part of any of the parties hereto.


                                   ARTICLE VI

                                  MISCELLANEOUS

                     SECTION 6.01. Amendment. (a) This Agreement and the terms of the Warrants may be amended by the Company, the Warrant Agent and the Determination Agent, without the consent of the Warrantholders, for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective or inconsistent provision contained herein or therein or in any other manner which the Company may deem necessary or desirable and which will not materially and adversely affect the interests of the owners or holders of the Warrants. Notwithstanding anything in this Section 6.01 to the contrary, this Agreement may not be amended to provide for the countersigning by the Warrant Agent or Warrant Certificates evidencing in the aggregate in excess of 1,150,000 Warrants unless and until the Warrant Agent has received notice from the AMEX or any successor United States national securities exchange that the additional Warrants in excess of 1,150,000 have been approved for listing on such exchange.

                     (b) The Company, the Warrant Agent and the Determina-tion Agent may modify or amend this Agreement, with the consent of Warrantholders (by vote of Registered Holders or, in the case of Warrants held through the Depository, acting through a Participant or the Depository) holding not less than a majority in number of the then outstanding Warrants affected by such modification or amendment, for any purpose; provided, however, that no such modification or amendment that increases the Original Portfolio Value, shortens the period of time during which the Warrants may be exercised, or otherwise materially and adversely affects the exercise rights of the Warrantholders or reduces the percentage of the number of outstanding Warrants, the consent of whose holders is required for modification or amendment of this Agreement, may be made without the consent of each Warrantholder affected thereby. In the case of Warrants evidenced by a Global Warrant Certificate, the Company and the Warrant Agent shall be entitled to rely upon certification in form satisfactory to each of them that any requisite consent has been obtained from holders of beneficial ownership interests in the relevant Global Warrant Certificate. Such certification may be provided by Participants acting on behalf of such beneficial owners of Warrants, provided that any such certification is accompanied by a certification from the Depository as to the Warrant holdings of such Participants.

                     SECTION 6.02. Notices and Demands to the Company, the Warrant Agent and the Determination Agent. If the Warrant Agent or the Determination Agent shall receive any notice or demand addressed to the Company by any Registered Holder or Participant pursuant to the provisions of this Agreement, the Warrant Agent or the Determination Agent, as the case may be, shall promptly forward such notice or demand to the Company.

                     SECTION 6.03.  Addresses for Notices.  Any
communications to the Warrant Agent with respect to this Agreement shall be addressed to 450 West 33rd Street, New York, New York 10001, Attention:
Corporate and Municipal Agency Department (the "Warrant Agent's Office") and any communications to the Company with respect to this Agreement shall be addressed to The Bear Stearns Companies Inc., 245 Park Avenue, New York,

New York 10167, Attention: Secretary, and any communications to the Determination Agent with respect to this Agreement shall be addressed to Bear, Stearns & Co. Inc., 245 Park Avenue, New York, New York 10167 telephone number: 212-272-3000; facsimile number:
212-272-3092(or such other address as shall be specified in writing by the Warrant Agent, the Company or the Determination Agent, respectively) telephone number: 212-946-7655; facsimile number: 212-946-7682.

                     SECTION 6.04.  Notices to Holders.  The Company may
cause to have notice given to the holders of Warrants by providing the Warrant Agent with a form of notice to be distributed by (i) in the case of Definitive Warrants, the Warrant Agent to Registered Holders or (ii) in the case of Book-entry Warrants, the Depository to be distributed by the Depository to Participants in accordance with the custom and practices of the Depository.

                     SECTION 6.05.  Obtaining of Approvals.  The Company
will from time to time take all action which may be necessary to obtain and keep effective (a) any and all permits, consents and approvals of governmental agencies and authorities and the AMEX or any successor SRO and (b) any and all filings or notices under United States Federal and State securities laws, which may be or become required in connection with the issuance, sale, trading, transfer or delivery of the Warrant Certificates, the Global Warrant Certificate or the exercise of the Warrants.

                     SECTION 6.06.  Persons Having Rights Under This
Agreement. Nothing in this Agreement expressed or implied and nothing that may be inferred from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the Company, the Warrant Agent, the Registered Holder of the Global Warrant Certificate and the Warrantholders any right, remedy or claim under or by reason of this Agreement or of any covenant, condition, stipulation, promise or agreement hereof; and all covenants, conditions, stipulations, promises and agreements contained in this Agreement shall be for the sole and exclusive benefit of the Company, the Warrant Agent, and their respective successors, the Registered Holder of the Global Warrant Certificate and the Warrantholders.

                     SECTION 6.07. Inspection of Agreement. A copy of this Agreement shall be available at all reasonable times at the Warrant Agent's office for inspection by the Warrantholders, Participants or any person certified by any Participant to be an indirect participant of the Depository or any person certified by any Participant to be a Warrantholder, in each case, on behalf of whom such Participant holds Warrants.

                     SECTION 6.08.  Headings.  The descriptive headings of
the several Articles and Sections of this Agreement are inserted for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

                     SECTION 6.09. Counterparts. This Agreement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original; but such counterparts shall together constitute but one and the same instrument.

                     SECTION 6.10. Applicable Law. This Agreement and each Warrant shall be deemed to be a contract under the laws of the State of New York, and for all purposes shall be construed in accordance with the laws of said State, excluding choice of law provisions.






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









                     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

                                     THE BEAR STEARNS COMPANIES INC.


                                        By
                                      Name:
                                     Title:


                                     CHEMICAL BANK


                                        By
                                      Name:
                                     Title:


                                     BEAR, STEARNS & CO. INC.


                                        By
                                      Name:
                                     Title:






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









                                                                EXHIBIT A


                           FORM OF WARRANT CERTIFICATE


                                      FACE


NO. C-                                                                CUSIP

                         THE BEAR STEARNS COMPANIES INC.


                      Vantage Point Portfolio Call Warrants
                            Expiring August __, 1997


                     This Warrant Certificate certifies that ___________, or registered assigns, is the Registered Holder of __________ Vantage Point Portfolio Call Warrants Expiring August __, 1997 (the "Warrants"). Upon receipt by the Warrant Agent of this Warrant Certificate and the Exercise Notice on the reverse hereof (or an Exercise Notice in substantially identical form delivered herewith), duly completed and executed, at the Warrant Agent's Window,
Attention: Tender Department, in the Borough of Manhattan, The City of New York, each Warrant evidenced hereby entitles the registered owner hereof (each a "Warrantholder") to receive, subject to the terms and conditions set forth herein and in the Warrant Agreement, from The Bear Stearns Companies Inc. (the "Company") the Cash Settlement Value of such Warrant, except that, under the circumstances described below, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant or, in certain circumstances following an Extension Event, the Warrants will be deemed to be worthless. The Cash Settlement Value of an Exercised Warrant will be an amount (the "Cash Settlement Value") equal to the product (rounded down to the nearest cent of (A) the quotient obtained by dividing (i) the amount, if any, by which the Spot Portfolio Value for the applicable Valuation Date for such Warrant exceeds the Original Portfolio Value (as defined herein) by (ii) the Original Portfolio and
(B) $35. The Original Portfolio Value has been set at 100.

The Cash Settlement Value is calculated using the following formula:

Cash Settlement Value = the greater of

(i)        $0 and (ii)   Spot Portfolio Value - 100
                         __________________________  x $35
                                  100

                     A Warrant will not require or entitle a Warrantholder to sell or deliver to the Company any shares of any component stocks of the Portfolio (the "Portfolio Securities"), or any other securities. Upon exercise of a Warrant, the Company will make only a cash payment in the amount of the Cash Settlement Value or Alternative Settlement Amount, if any and as applicable, of such Warrant. The Company is under no obligation to, nor will it, purchase or take delivery from any Warrantholder of any shares of any of the Portfolio Securities or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Portfolio Securities (as defined herein) or other securities.

                     Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be exercised, on any Business Day during the period from its date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date (as defined below) and (ii) the Business Day immediately preceding any Delisting Date (as defined herein). The "Expiration Date" shall be August __, 1997. Except under certain circumstances following an Extension Event, any Warrant not exercised (including by reason of any postponed exercise as described on the reverse hereof or in the Warrant Agreement) at or before 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date and (ii) the Business Day immediately preceding any Delisting Date, will be automatically exercised.

                     Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth in this place.

                     This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                     IN WITNESS WHEREOF, The Bear Stearns Companies Inc. has caused this instrument to be duly executed.


Dated:_________________                 THE BEAR STEARNS COMPANIES INC.



                                         By________________________
                                      Name:
                                     Title:


Attest:



By_____________________
  Secretary


Countersigned as of the date above written:


CHEMICAL BANK
as Warrant Agent


By_____________________
  Authorized Officer




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









                                    [REVERSE]

                         THE BEAR STEARNS COMPANIES INC.


                     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of February __, 1996 (the "Warrant Agreement"), among the Company, Chemical Bank (the "Warrant Agent") and Bear, Stearns & Co. Inc. (the "Determination Agent") and are subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions each Warrantholder consents by acceptance of this Warrant Certificate and which Warrant Agreement is hereby incorporated by reference in and made a part of this Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office.

                     The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

                     Subject to the provisions hereof and the Warrant
Agreement, each Warrant may be exercised during the period from its date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date and (ii) the Business Day immediately preceding any Delisting Date by delivering or causing to be delivered this Warrant Certificate and attached Exercise Notice (or an Exercise Notice in substantially identical form), duly completed and executed, to the Warrant Agent's Window, in the Borough of Manhattan, The City of New York (the "Warrant Agent's Window"), which is, on the date hereof (unless otherwise specified herein), Chemical Bank/Geoserve, Corporate Trust Securities Window, 55 Water Street, Room 234, North Building, New York, New York 10041, Attention:
Tender Department, or at such other address as the Warrant Agent may specify from time to time.

                     Each Warrant entitles the Warrantholder to receive, upon exercise (including automatic exercise), the Cash Settlement Value of such Warrant, except that, under the circumstances described below, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant or, in certain circumstances following an Extension Event, the Warrants will be deemed to be worthless. The "Cash Settlement Value" of an Exercised Warrant will be an amount equal to the product (rounded down to the nearest cent of (A) the quotient obtained by dividing




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(i) the amount, if any, by which the Spot Portfolio Value for the applicable
Valuation Date for such Warrant exceeds the Original Portfolio Value (as defined herein) by (ii) the Original Portfolio and (B) $35. The Original Portfolio Value has been set at 100.

                     The Cash Settlement Value is calculated using the following formula:

Cash Settlement Value = the greater of

(i)        $0 and (ii)  (Spot Portfolio Value - 100)  X  $35
                        ----------------------------
                                    100

                     The Company has appointed Bear, Stearns & Co. Inc. to be its Determination Agent to determine the Spot Portfolio Value as provided in the Warrant Agreement and herein and to make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's office. The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the Spot Portfolio Value, the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

                     The "Spot Portfolio Value" will be determined by the Determination Agent, and will equal the sum of the products of the Market Price (as defined herein) of each Portfolio Security (as defined herein) and the then applicable Multiplier (as defined herein) for that Portfolio Security. The applicable multiplier (the "Multiplier") for each Portfolio Security is as specified under the caption "Description of Warrants -- Portfolio Securities" in the Company's Prospectus Supplement dated February __, 1996 relating to the Warrants (the "Prospectus Supplement") and indicates the number of shares (or fraction of one share) of that Portfolio Security included in the calculation of the Spot Portfolio Value. The "Portfolio Securities" are the common stocks of 43 corporations which are listed under the caption "Description of Warrants -- Portfolio Securities" in the Prospectus Supplement. Each Multiplier will remain constant for




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









the term of the Warrants unless adjusted for certain corporate events described herein. If a Market Disruption Event (as defined herein) occurs or is continuing with respect to a Portfolio Security on a Valuation Date, then the calculation of the Market Price of that Portfolio Security will be based on the Business Day immediately preceding that Valuation Date that does not have a Market Disruption Event with respect to that Portfolio Security.

                     "Market Price," which will be determined by the Determination Agent based on information reasonably available to it, means (i) for a Valuation Date on or prior to the third Business Day immediately preceding the Expiration Date, the following:

                     A. If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the last reported sale price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or on NASDAQ, as the case may be.

                     B. If the Portfolio Security is not listed on a national securities exchange and is not a NASDAQ security, Market Price means the last reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date, and (ii) for any Valuation Date after the third Business Day immediately preceding the Expiration Date, the following:

                     A. If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the opening sales price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or on NASDAQ, as the case may be.

                     B. If the Portfolio Security is not listed on a national securities exchange and is not a NASDAQ security, Market Price means the first reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date.




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










                     "Market Disruption Event" with respect to a Portfolio Security means any of the following events, in each case as determined by the Determination Agent:

                      (i) the suspension of or material limitation in trading in that Portfolio Security for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced (for purposes of this definition, limitations pursuant to New York Stock Exchange ("NYSE") Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self-regulatory organization ("SRO") or the Securities and Exchange Commission that is deemed of similar scope by the Determination Agent) on trading during significant market fluctuations shall be considered "material"),

                     (ii) the suspension of or material limitation (whether by reason of movements in price that exceed levels permitted by the relevant exchange or otherwise) in trading in option contracts related to a Portfolio Security traded on any exchange for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced.

               (iii) a banking moratorium has been declared by federal or any state authorities.

For purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.

                     The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted by the Determination Agent as follows:

                     1. If a Portfolio Security is subject to a stock split or reverse stock split then, once the split has become effective, the Multiplier relating to that Portfolio Security will be adjusted to equal the product of (i) the number of shares of the Portfolio Security outstanding after the split has become effective with respect to each share of such Portfolio Security outstanding immediately prior to the effectiveness of such split and (ii) the prior Multiplier.

                     2. If a Portfolio Security is subject to a stock dividend or stock distribution (other than a stock dividend elected by a holder of that Portfolio Security in lieu of an ordinary cash dividend) that is given equally to all holders of that Portfolio Security, then, once that Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of (i) the number of shares of that Portfolio Security issued with respect to one such share of that Portfolio Security and (ii) the prior Multiplier.

                     3. If the issuer of a Portfolio Security is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, that Portfolio Security will continue to be included in the Portfolio so long as a Market Price for that Portfolio Security is available. Subject to paragraph 7 below, if a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation or dissolution of the issuer of that Portfolio Security or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or similar law, then, for so long as a Market Price is unavailable for that Portfolio Security, the value of that Portfolio Security will be deemed to be zero for the purposes of calculating the Spot Portfolio Value, and no attempt will be made to find a replacement Portfolio Security or increase the value of the Portfolio to compensate for the deletion of such Portfolio Security.

                     4. If the issuer of a Portfolio Security has been subject to a merger or consolidation and is not the surviving entity and holders of that Portfolio Security are entitled to receive cash or securities in exchange for that Portfolio Security, then a value for that Portfolio Security will be determined (i) in the case of cash, at the time of receipt by those holders and will equal the amount of such cash, and (ii) in the case of securities, on the first Business Day on which those securities are traded regular way, and will equal the Market Price of those securities (in each of (i) and (ii), the "Cash Component"); provided, that if those securities do not have a Market Price, the Cash Component shall be the fair market value of those securities, as determined by the Determination Agent. The Cash Component, as adjusted for the accrual of interest described below, will be constant for the remaining term of the Warrants. No adjustment will be made to the Multiplier relating to the Portfolio Security.

                     The Cash Component will accrue interest at a rate equal to the London Inter-Bank Offered Rate ("LIBOR"), with a term equal to the period of time from the Interest Commencement Date (as defined herein) to the LIBOR Maturity Date (the "Specified Maturity"), determined and fixed on the first London Business Day (the "LIBOR Determination Date") that is immediately following the date of determination of such Cash Component. LIBOR will accrue on such Cash Component commencing (i) in the case of cash, on the second London Business Day following such LIBOR Determination Date and (ii) in the case of securities, on the third London Business Day following such LIBOR Determination Date (in each of (i) and (ii), the "Interest Commencement Date") up to and including the Specified Maturity.

                     LIBOR will be determined by the Determination Agent in accordance with the following provisions:

                     (i) On the relevant LIBOR Determination Date, LIBOR will be determined through the application of linear interpolation by reference to the offered rates for deposits of not less than $1,000,000 having a maturity immediately before and immediately after the Specified Maturity, commencing on the Interest Commencement Date, which appear either (a) if the Specified Maturity is one year or less from the relevant LIBOR Determination Date, on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London Interbank offered rates of major banks) ("Telerate Page 3750"), or (b) if the Specified Maturity is more than one year from the relevant LIBOR Determination Date, on each of Telerate Page 3750 and on the display designated as page "SWAP" on the Reuter Monitor Money Rates Service (or such other page as may replace the SWAP page on that service for the purpose of displaying London Interbank offered rates of major banks) ("Reuters-SWAP"), in each case as of 11:00 A.M., London time; provided that if there is an offered rate for the Specified Maturity, then LIBOR will be such offered rate. If such offered rates do not appear, LIBOR with respect to such LIBOR Determination Date will be determined as described in (ii) below.

                     (ii) With respect to a LIBOR Determination Date on which no such offered rates appear on Telerate Page 3750 or Reuters SWAP as described in (i) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Determination Date, at which deposits in U.S. dollars having the Specified Maturity are offered to prime banks in the London Interbank market by four major banks in the London Interbank market selected by the Determination Agent commencing on the Interest Commencement Date and in a principal amount equal to an amount not less than $1,000,000 that in the Determination Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Determination Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City, selected by the Determination Agent, for loans in U.S. dollars to leading European banks having the Specified Maturity commencing on the Interest Commencement Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Determination Agent are quoting as mentioned in this sentence, LIBOR with respect to such Cash Component will be the LIBOR as last in effect.

                     "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

                     The value as of any given day of any Portfolio Security converted into a Cash Component will equal the sum of the Cash Component and all interest accrued thereon through that day. The interest that has accrued on any given day will be reflected only in the Spot Portfolio Value quoted by the AMEX at the end of that day and not in the values disseminated at interim periods during the day. Interest will be compounded

                     5. If all the Portfolio Securities of any class or series of an issuer are converted into or exchanged for the same or a different number of shares of any class or classes of equity security of that issuer other than such Portfolio Security, whether by capital reorganization, recapitalization, reclassification or otherwise, then, once that conversion or exchange has become effective, the former Portfolio Security will be removed from the Portfolio and the new equity securities will be added to the Portfolio as new Portfolio Securities. The Multiplier relating to each such new Portfolio Security will equal the product of (i) the last value of the Multiplier with respect to the former Portfolio Security and (ii) the number of shares of the new Portfolio Security issued with respect to one share of the former Portfolio Security.

                     6. If the issuer of a Portfolio Security distributes to all of its shareholders equity securities of any other issuer, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for the new Portfolio Security will equal the product of (i) the last value of the Multiplier relating to the Portfolio Security in respect of which the new Portfolio Security is being distributed and (ii) the number of shares of the new Portfolio Security distributed with respect to one share of the former Portfolio Security.

                     7. If a Portfolio Security is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash or other property of any kind (other than any such dividend or distribution otherwise addressed in the preceding paragraphs) that is received equally by all holders of that Portfolio Security, then the Determination Agent shall determine the fair market value, if any, of the cash or other property received in respect of each share of that Portfolio Security and the Portfolio shall thereafter be deemed to include an amount equal to the product of the Multiplier relating to that Portfolio Security on that date and the fair market value as so determined.

                     No adjustments of any Multiplier of a Portfolio
Security will be required unless that adjustment would require a change of at least 1% in the Multiplier in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten- thousandths being rounded upward.

                     All determinations made by the Determination Agent shall be at the sole discretion of the Determination Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the holders of the Warrants, and the Determination Agent shall have no liability therefor.

                     Subject to the Warrant Agreement and this Warrant Certificate, the "Valuation Date" for a Warrant shall be the first Business Day following the applicable Exercise Date, subject to postponement upon the occurrence of an Extraordinary Event or Exercise Limitation Event or as a result of the exercise of a number of Warrants exceeding the limits on exercise, all as described below. Except for Warrants subject to automatic exercise, or Warrants subject to the Limit Option or following an Extension Event, the "Exercise Date" for a Warrant will be (A) in the case of Warrants other than those held through the facilities of Cedel Societe Anonyme ("CEDEL") or Euroclear System ("Euroclear") (i) the Business Day on which the Warrant Agent receives at the Warrant Agent's Window, Attention: Tender Department, the Warrant (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) and Exercise Notice (by facsimile transmission in accordance with the Warrant Agreement in the case of Exercise Notices for Book-entry Warrants) in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., New York City time, on such day, or (ii) if the Warrant Agent receives such Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) or Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding the Business Day on which such Warrant or Exercise Notice is received (B) in the case of Warrants held through the facilities of CEDEL or Euroclear, (i) the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day, provided that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received by the Warrant Agent by 3:00 P.M., New York City time, on the Valuation Date, or (ii) if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day, provided that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received by 3:00 P.M., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding Business Day. In the event that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received after 3:00 P.M., New York City time, on the Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received or, if such day is not a Business Day, the next succeeding Business Day;

provided, further, however, in the case of exercises by Euroclear Participants, Euroclear must by facsimile to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Date confirm that the Warrants will be received by the Warrant Agent on such date, provided, that if such facsimile is received after 9:00 a.m., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related notice of exercise or waive the requirement for timely delivery of such facsimile.

                     Subject to the provisions of the Warrant Agreement relating to Extension Events, all Warrants for which the Warrant Agent has not received a valid Exercise Notice in proper form at or prior to 3:00 P.M., New York City time, on (i) the third Business Day immediately preceding the Expiration Date or (ii) the Business Day immediately preceding any Delisting Date prior to the Expiration Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Date for which has as of such time been postponed as described below, will be automatically exercised as of such Expiration Date or Delisting Date, as the case may be; without any requirement of delivery of an Exercise Notice to the Warrant Agent. The "Delisting Date" shall be the last Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission thereunder) on the AMEX, and not accepted prior thereto or at the same time for trading pursuant to the rules of another SRO that are filed with the Securities and Exchange Commission under the Exchange Act. However, if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed a Delisting Date. The Exercise Date for such Warrants will be the Expiration Date or any Delisting Date, as the case may be, or, if such date is not a Business Day, the next succeeding Business Day. The Warrant Agent will obtain the Spot Portfolio Value (determined as of the first Business Day following such date, which will be the Valuation Date for such Warrants except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event) and will determine the Cash Settlement Value, if any, of such Warrants.

                     No fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date or on any Delisting Date or in the case of cancellation of the Warrants as a result of an Extraordinary Event. With the exception of the Limit Option, an Exercise Notice shall be unconditional. Except as provided in the Warrant Agreement, the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein. A Warrantholder shall not combine Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement provided in the Warrant Agreement and herein.

                     If the Exercise Notice is not rejected as provided in the Warrant Agreement, then the Warrant Agent or the Determination Agent, as the case may be, will determine the Cash Settlement Value of the exercised Warrants in accordance with the terms of the Warrant Agreement. Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value and Warrants deemed worthless following an Extension Event, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then the attempted exercise of any such Warrants shall be void and of no effect and the Warrant Certificate evidencing such Warrants will be returned to the Registered Holder of the Warrant by first class mail at the Company's expense and such holder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

                     Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Exercise Event, if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time on the second Business Day following the Valuation Date (the "Funding Date"), the Warrant Agent will be responsible for making its payment available to each Registered Holder of an Exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Registered Holder in the United States (at the Registered Holder's election as specified in the applicable Exercise Notice) prior to the close of business on the first Business Day immediately succeeding such Funding Date (the "Settlement Date") against receipt by the Warrant Agent at the Warrant Agent's Window, of such Registered Holder's Warrant Certificates. Such payment shall be in an amount equal to the aggregate Cash Settlement Value of such holder's exercised Warrants.

                     With respect to automatically exercised Warrants (other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event) if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time on the second Business Day following the Valuation Date for such automatically exercised Warrants (the "Automatic Funding Date"), the Warrant Agent will be responsible for making its payment available to each Registered Holder of an Exercised Warrant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by such Registered Holder in the United States (at such holder's election and upon proper notice being given to the Company and the Warrant Agent) prior to the close of business on such Automatic Funding Date (or in the case of payments made by wire transfer, prior to the close of business on the Business Day next succeeding the Automatic Funding
Date), against receipt by the Warrant Agent at the Warrant Agent's Window of such Registered Holder's Warrant Certificates. Such payment shall be in the amount equal to the aggregate Cash Settlement Value in respect of the Warrants evidenced by such Warrant Certificates. Warrant Certificates delivered to the Warrant Agent shall thereafter be promptly cancelled by the Warrant Agent.

                     Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm or a Participant to properly exercise Warrants on behalf of a Warrantholder.

                     Subject to the provisions of Section 2.03(b)(ii) of the Warrant Agreement, if the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on any Business Day that would otherwise be the Valuation Date with respect to an exercise of Warrants (the "Applicable Business Day"), then the Cash Settlement Value with respect to such exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Business Day following such Applicable Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided that if the Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, then the Warrantholders will receive, in lieu of the Cash Settlement Amount, the Alternative Settlement Amount which shall be calculated as if the Warrants had been cancelled on the Expiration Date or such Delisting Date, as the case may be.

                     Upon the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company shall use its best efforts to notify the Warrant Agent and the Determination Agent promptly that an Extraordinary Event or Exercise Limitation Event, as the case may be, has occurred and shall promptly give notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), that an Extraordinary Event or an Exercise Limitation Event has occurred.

                     If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or on any earlier Delisting Date, the Company shall so notify the Warrant Agent and the Determination Agent, and the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an Alternative Settlement Amount, in accordance with the Warrant Agreement (treating the Expiration Date or such Delisting Date, as the case may be, as the date on which the Warrants were cancelled).

                     If the Company determines that an Extraordinary Event has occurred and is continuing, and if the Extraordinary Event is expected by the Company to continue, the Company, prior to the Expiration Date, may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrantholder's rights under the Warrants and the Warrant Agreement shall thereupon cease; provided, that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and the holder of each such Warrant will receive the Alternative Settlement Amount determined by the Determination Agent.

                     With respect to all Warrant Certificates as to which the Valuation Date has been postponed (other than Warrants that have been deemed worthless following an Extension Event) or which have been cancelled as described above, the Company shall make available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the second Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date") New York Clearing House Funds or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative Settlement Amount, as applicable, of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will thereafter be responsible for making its payment available to each Registered Holder of the Warrants that submitted a Warrant Certificate (and in the case of cancellation to each Registered Holder) in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar bank account maintained by the Registered Holder in the United States (at such holder's election and upon proper notice being given to the Company and the Warrant Agent) prior to the close of business on the Alternative Funding Date (or, in the case of payments made by wire transfer, prior to the close of business on the Business Day next succeeding the Alternative Funding Date) against receipt by the Warrant Agent at the Warrant Agent's Window, of such Registered Holder's Warrant Certificates. Such payment shall be in the amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount, as the case may be, of the Warrants evidenced by such Warrant Certificates.

                     If the Company determines that an event described in clause (i) of the definition of Exercise Limitation Event below has occurred and is continuing on the Expiration Date (an "Extension Event") then the term of any outstanding Warrants shall be automatically extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"), provided, however, that if the Cash Settlement Value or the Intrinsic Value used in calculating the Alternative Settlement Amount, as the case may be, of such Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date (as defined below), then the term of the Warrants shall not be extended, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. Any such automatic extension shall be deemed to have




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









been revoked and the Warrants shall expire on the earlier of (i) the next Business Day on which there is no Extension Event (the "Early Extended Expiration Date") and (ii) any Delisting Date occurring after the Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date, any Early Extended Expiration Date and any Delisting Date referred to in clause (ii) above, but in no event will such notice to the Warrant Agent be given later than 9:30 A.M., New York City time, the Business Day following the Expiration Day, on the Extended Expiration Date, Early Extended Expiration Date or Delisting Date, as applicable.

                     Any Warrants that expire on an Early Extended
Expiration Date, as described in clause (i) of the preceding paragraph, will be deemed to be exercised on such Early Extended Expiration Date (even if such Warrants would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such exercise shall be such Early Extended Expiration Date and the holder of each such Warrant will receive an Alternative Settlement Amount, whether or not an Extraordinary Event or an Exercise Limitation Event is continuing on such Early Extended Expiration Date. Any Warrants that expire on a Delisting Date occurring on or after the Expiration Date and prior to the Extended Expiration Date, as described in clause (ii) of the preceding paragraph, shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof.

                     If the term of the Warrants has been extended pursuant to the second preceding paragraph but the Company determines that an Extension Event is continuing when the Warrants expire on the Extended Expiration Date, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. The Company shall give prompt notice of any such determination to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

                     "Measurement Date" means the Business Day occurring most recently prior to the Expiration Date on which none of the events described in clause (i) of the definition of Exercise Limitation Event below had occurred or was continuing.

                     The "Alternative Settlement Amount" is the amount calculated using the formula set forth below:

           Alternative Settlement Amount = Intrinsic Value +
             (T/2 x A/B)

                     where

           Intrinsic      the Cash Settlement Value of the
           Value  =       Warrants determined as described above, but
                          calculated with a Spot Portfolio Value
                          determined by the Determination Agent
                          which, subject to approval by the
                          Company (such approval not to be
                          unreasonably withheld), in the
                          reasonable opinion of the
                          Determination Agent, fairly reflects
                          the value of the Portfolio Securities
                          on the Cancellation Date, Expiration
                          Date, Delisting Date or Early Extended
                          Expiration Date, whichever has given
                          rise to the payment of the Alternative
                          Settlement Amount;

                T =       U.S. $____, the maximum initial offering
                             price per Warrant;

                A = the total number of days from but excluding the Cancellation Date or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

                B =       the total number of days from, but
                          excluding the date on which sales of
                          the Warrants were initially confirmed,
                          to and including the Expiration Date.

                     Where an Expiration Date or an Early Extended Expiration Date has given rise to the payment of the Alternative Settlement Amount, such Alternative Settlement Amount shall equal the Intrinsic Value.

                     For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day upon which such Alternative Settlement Amount may be




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









calculated in accordance with the above formula, agreed upon a Spot Portfolio Value which fairly reflects the value of the Portfolio Securities on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

                     An "Extraordinary Event" means any of the following events:

                     (i) a suspension, material limitation or absence of trading of all of the Portfolio Securities;

                  (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the Portfolio; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants; or

                (iii) any outbreak or escalation of hostilities or other national or international calamity or crisis (including, without limitation, natural calamities that in the opinion of the Company may materially and adversely affect the economy of the United States or the trading of securities generally on the AMEX, NYSE or NASDAQ, or any other securities exchange) that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Portfolio or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

                     For the purposes of determining whether an Extra-ordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the AMEX, NYSE, NASDAQ or other securities exchange on which a Portfolio Security is traded, as the case may be, and (2) an "absence of trading" on the AMEX, NYSE, NASDAQ or other securities exchange on which a Portfolio security is traded, as the case may be, will not include any time when the AMEX, NYSE, NASDAQ or such other securities exchange is closed for trading under ordinary circumstances.

                     "Exercise Limitation Event" means either of the follow-ing events:

                     (i) a suspension, material limitation or absence of trading on the AMEX, NYSE, NASDAQ or other securities exchange on which a Portfolio security is traded of 20% or more in number of the Portfolio Securities; or

                 (ii) the suspension or material limitation on the AMEX or any other major futures, options or securities market of trading in futures or options contracts related to the Portfolio.

                     For the purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event, (3) a suspension of trading in a Portfolio Security or in a futures or options contract referred to in clauses (i) and (ii) above, by reason of (x) a price change violating limits set by the AMEX or other futures or securities market on which futures or options contracts related to the Portfolio are traded or such other futures or securities market or (y) an imbalance of orders relating to a Portfolio Security or such contracts will constitute a suspension or material limitation of trading, (4) an "absence of trading" on the AMEX, NYSE or NASDAQ or other securities exchange will not include any time when the AMEX, NYSE or NASDAQ or other securities exchange is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

                     All exercises of Warrants (other than on automatic exercise or following an Extension Event) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 750,000 Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than by 11:00 A.M., New York City time on the Business Day immediately following such Exercise Date), 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders of Warrants would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select an additional amount of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this paragraph); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants for which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner of Warrants attempts to exercise more than 250,000 Warrants on any Business Day individually or in concert, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the Business Day following such Business Day), 250,000 of such Warrants shall be deemed exercised on such Business Day and the remainder shall be deemed exercised on the following Business Day (notwithstanding the minimum exercise requirements and subject to successive applications of this paragraph). The date on which any Warrant is deemed exercised under the preceding two sentences shall for all purposes of this Warrant Certificate be deemed to be the "Exercise Date" in respect of such Warrants.

                     Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

                     The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Warrant Certificate upon surrender hereof at the Warrant Agent's Window, Attention: Transfer Department, accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company duly executed by the Registered Holder(s) hereof, a duly appointed legal representative thereof or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company having a correspondent office in The City of New York or by a broker or dealer which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. A new Warrant Certificate shall be issued to the transferee(s) upon any such registration of transfer, and this Warrant Certificate shall be cancelled by the Warrant Agent.

                     Commencing on the one hundred eightieth calendar day following February __, 1996 each Warrantholder will have the option (the "Conversion Option") to convert the form in which such Warrantholder holds his Warrants from definitive to book-entry form. The Conversion Option will be available for 45 calendar days (the "Conversion Option Period").

                     In order to be exchanged for a Warrant in book-entry form, a Warrant Certificate must be delivered to the Depository Trust Company (the "Depository"), in proper form for deposit, by a Participant. Accordingly, a Warrantholder who is not a Participant (other than a Warrantholder holding Warrants through CEDEL or Euroclear) must deliver his Warrant Certificate, in proper form for deposit, to a Participant, either directly or through an indirect participant (such as a bank, brokerage firm, dealer or trust company that clears through, or maintains a custodial relationship with, a Participant) or brokerage firm which maintains an account with a Participant, in order to have its Warrant Certificate exchanged for a Warrant in book-entry form.

                     Warrant Certificates received by the Depository for exchange during the Conversion Option Period will be exchanged for Warrants in book-entry form by the close of business on the Business Day that such Certificates are received by the Depository (if received by the Depository by its then applicable cut-off time for same day credit) or on the following Business Day (if received by the Depository by its then applicable cut-off time for next day credit). Warrants surrendered at any time for exchange for book-entry Warrants may not be exercised or delivered for settlement or transfer until such exchange has been effected. Once a Warrantholder has elected the Conversion Option, such Warrantholder may hold his Warrants only in book-entry form and will not be able to change his election or withdraw from the book-entry system during the Conversion Option Period or thereafter.

                     Except for Warrants subject to automatic exercise, Warrants with respect to which payments of any Alternative Settlement Amount are made and Warrants deemed worthless following an Extension Event, each Warrantholder, in connection with any exercise of Warrants (including a postponed exercise following an Extraordinary Event or an Exercise Limitation Event), shall have the option (the "Limit Option") to specify in the related Exercise Notice that such Warrants are not to be exercised if the Spot Portfolio Value that would otherwise be used to determine the Cash Settlement Value of such Warrants is three or more points lower than the Limit Option Reference Index. A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent. The Limit Option Reference Index will be the Spot Portfolio Value on the relevant Exercise Date. If an Exercise Notice and the related Warrants are received after 3:00 P.M., New York City time, on a given day, the applicable Limit Option Reference Index will be determined as of the next day that is also a Business Day.

                     Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent shall obtain from the Determination Agent the applicable Limit Option Reference Index and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise and the Warrant Certificate evidencing such Warrants will be returned to the Registered Holder by first class mail at the Company's expense. To exercise such Warrants, a Warrant- holder will be required to cause an Exercise Notice and the related Warrants to be submitted again to the Warrant Agent. In the case of a postponed Valuation Date, the Limit Option will continue to apply once elected by a Warrantholder in connection with an exercise of Warrants on the basis of the Limit Option Reference Index as initially determined for such Warrants, except when such Valuation Date is postponed until the Expiration Date, any Delisting Date or the Cancellation Date or following an Extension Event. Such Warrants will either (i) be exercised on a delayed basis if the applicable Spot Portfolio Value on the postponed Valuation Date is not three or more points less than the Limit Option Reference Index or (ii) be excluded from being exercised if, on any applicable postponed Valuation Date, the applicable Spot Portfolio Value is three or more points less than the Limit Option Reference Index. In connection with any exercise of 1,000 or more Warrants, a Warrantholder may elect to subject the exercise of only a portion of such Warrants to the Limit Option; provided that the number of Warrants subject to the Limit Option and the number of Warrants not subject to the Limit Option shall in each case not be less than 500.

                     As provided in the Warrant Agreement and subject to certain limitations, this Warrant Certificate may be exchanged for other Warrant Certificates, representing a like number of Warrants, upon surrender to the Warrant Agent at the Warrant Agent's Window, Attention: Transfer Department, of this Warrant Certificate. The Company will thereupon execute, and the Warrant Agent will countersign and deliver, one or more new Warrant Certificates representing such like number of Warrants. Upon surrender of this Warrant Certificate for exchange, the Warrant Agent shall cancel this Warrant Certificate.

                     No service charge will be made for any registration of transfer or exchange of this Warrant Certificate, but the Company may require the payment of a sum sufficient to cover any tax or governmental charge that may be imposed in relation thereto, other than exchanges not involving any transfer.

                     Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant
Agreement.

                     As used herein, "Business Day" means any day other than a Saturday, Sunday or a day on which either the American Stock
Exchange, Inc. is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed. References in this Certificate to "U.S. Dollar", "U.S.$" or "$" are to the lawful currency of the United States of America.

                     The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

                     This Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New
York.

                                 Exercise Notice


Chemical Bank/Geoserve
Corporate Trust Securities Window
55 Water Street, Room 234
North Building
New York, New York  10041

Attention:  Tender Department

                     1.        This Notice        DOES  /  DOES NOT relate to
"Contingently Tendered Warrants" subject to a Limit Option, as provided for in the Warrant Agreement. If this Exercise Notice relates to any Contingently Tendered Warrants, ______ of such Warrants are Contingently Tendered Warrants and ______ are not. If the Spot Portfolio Value used to determine the Cash Settlement Value of Contingently Tendered Warrants is less than the Limit Option Reference Index by three points or more, an Exercise Notice with respect to such Contingently Tendered Warrants shall be void and of no effect (and shall be disregarded for all purposes of the Warrant Agreement).

                     2. Subject to paragraph 1, the undersigned (the "Owner") hereby irrevocably exercises Warrants (the "Exercised Warrants") and delivers to you herewith a Warrant Certificate or Certificates, registered in the Owner's name, representing a number of Warrants at least equal to the number of Exercised Warrants. Each Owner of Warrants that is exercising Warrants pursuant to this Exercise Notice is exercising no fewer than 500 Warrants and no Owner is acting in concert with any other Owner in relation to the exercise of the Exercised Warrants.

                     3. Each Owner of Warrants that is exercising Warrants pursuant to this Exercise Notice is exercising no more than 250,000 Warrants on the date of this Exercise Notice individually or in concert.

                     4. Each Owner that is exercising Warrants pursuant to this Exercise Notice certifies that the number of Contingently Tendered Warrants and the number of Warrants not subject to the Limit Option shall in each case be not less than 500; provided that, such Owner has not combined Definitive Warrants and Book- entry Warrants or Book-entry Warrants held through more than one Participant to meet such requirement.

                     5. The Owner hereby directs the Warrant Agent (a) to pay the Cash Settlement Value, if any, with respect to the Exercised Warrants:

                             By cashier's check or an official bank check:

                              or

                             By wire transfer to the following U.S. dollar bank account in the United States:

                               (Minimum payments of $100,000 only)

                               Bank: _________________________________

                               ABA Routing No.: ______________________

                               Account No.: ______________ Reference: ________

and (b) if the number of Exercised Warrants is less than the number of Warrants represented by the enclosed Warrant Certificate, to deliver a Warrant Certificate representing the unexercised Warrants to


Dated:             , 19

                                  ---------------------------
                                            (Owner)

                                  by  _______________________
                                            Authorized Signature


                                    Address:

                                    Telephone (   )





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









                                                              EXHIBIT A-1

                       FORM OF GLOBAL WARRANT CERTIFICATE


No. _____-1
CUSIP No.

                     Unless this Global Warrant Certificate is presented by an authorized representative of The Depository Trust Company (55 Water Street, New York, New York) to the Company or its agent for registration of transfer, exchange or payment, and any certificate issued is registered in the name of Cede & Co. or such other name as requested by an authorized representative of The Depository Trust Company and any payment is made to Cede & Co., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL since the registered owner hereof, Cede & Co., has an interest herein.


                         THE BEAR STEARNS COMPANIES INC.
                     Global Warrant Certificate Representing

                      Vantage Point Portfolio Call Warrants
                            Expiring August __, 1997


                     This certifies that CEDE & CO., or registered assigns, is the Registered Holder of the number of Vantage Point Portfolio Call Warrants Expiring August __, 1997 (the "Warrants") set forth from time to time on Schedule A hereto. Each Warrant entitles the beneficial owner thereof (each a "Warrantholder") to receive, subject to the conditions set forth herein and in the Warrant Agreement referred to below, from The Bear Stearns Companies Inc. (the "Company") the Cash Settlement Value of such Warrant, except that, under the circumstances described below, such Warrantholder may instead receive the Alternative Settlement Amount for such Warrant or, in certain circumstances following an Extension Event, the Warrants will be deemed to be worthless. The Cash Settlement Value of an Exercised Warrant will be an amount (the "Cash Settlement Value") equal to the greater of (i) zero and (ii) the product (rounded down to the nearest cent of (A) the quotient obtained by dividing (i) the amount, if any, by which the Spot Portfolio Value for the applicable Valuation Date for such Warrant exceeds the Original Portfolio Value (as defined herein) by (ii) the Original Portfolio and (B) $35. The Original Portfolio Value has been set at 100. The Cash Settlement Value is calculated using the following formula:

Cash Settlement Value = the greater of

(i)        $0 and (ii) (Spot Portfolio Value - 100)
                       ______________________________________ x $35
                                       100

                     A Warrant will not require or entitle a Warrantholder to sell or deliver to the Company any shares of any component stocks of the Portfolio (the "Portfolio Securities"), or any other securities. Upon exercise of a Warrant, the Company will make only a cash payment in the amount of the Cash Settlement Value or Alternative Settlement Amount, if any and as applicable, of such Warrant. The Company is under no obligation to, nor will it, purchase or take delivery from any Warrantholder of any shares of any of the Portfolio Securities or any other securities in connection with the exercise of any Warrants. Warrantholders will not receive any interest on any Cash Settlement Value, and the Warrants will not entitle the Warrantholders to any of the rights of holders of any of the Portfolio Securities or other securities.

                     Subject to the terms and conditions set forth herein and in the Warrant Agreement, each Warrant may be exercised, on any Business Day during the period from its date of issuance until 3:00 P.M., New York City time, on the earlier of (i) the third Business Day immediately preceding the Expiration Date (as defined below) and (ii) the Business Day immediately preceding any Delisting Date. Except under certain circumstances following an Extension Event, any Warrant not exercised (including by reason of any postponed exercise as described herein and in the Warrant Agreement) at or before 3:00 P.M., New York City time, on the earlier of the (i) third Business Day immediately preceding the Expiration Date and (ii) the Business Day immediately preceding any Delisting Date, shall be automatically exercised. The "Expiration Date" shall be August __, 1997.

                     This Global Warrant Certificate shall not be valid unless countersigned by the Warrant Agent.

                     The Warrants evidenced by this Global Warrant
Certificate are part of a duly authorized issue of Warrants issued by the Company pursuant to a Warrant Agreement, dated as of February __, 1996 (the "Warrant Agreement") among the Company, Chemical Bank (the "Warrant Agent") and Bear, Stearns & Co. Inc. (the "Determination Agent"), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Warrantholders, the entities through which such Warrantholders hold their beneficial interests in the

Warrants and the Registered Holder of this Global Warrant Certificate consent by acceptance of this Global Warrant Certificate by the Depository and which Warrant Agreement is hereby incorporated by reference in and made a part of this Global Warrant Certificate. A copy of the Warrant Agreement is on file at the Warrant Agent's Office.

                     The Warrants are unsecured contractual obligations of the Company and rank on a parity with the Company's other unsecured contractual obligations and with the Company's unsecured and unsubordinated debt.

                     Subject to the provisions hereof and the Warrant
Agreement, each Warrant represented by this Global Warrant Certificate (each a "Book-entry Warrant") may be exercised on any New York Business Day during the period from the Initial Conversion Date until 3:00 P.M., New York City time, on the earlier of the Business Day immediately preceding (i) the Expiration Date and (ii) any Delisting Date, by causing (x) such Warrant to be transferred free to the Warrant Agent on the records of the Depository in accordance with the Depository's Deposit/Withdrawal at Custodian procedures, as provided in the Representations Letter, and (y) a duly completed and executed Exercise Notice to be received by the Warrant Agent from a Participant, in the case of Book-entry Warrants held through the Depository, or a Cedel Societe Anonyme ("CEDEL") or Euroclear System ("Euroclear") Participant, in the case of such Warrants held through CEDEL or Euroclear, acting, directly or indirectly, on behalf of the Warrantholder; provided, however, that Exercise Notices are subject to rejection by the Warrant Agent as provided herein and in the Warrant Agreement.

                     Bear, Stearns & Co. Inc., as Determination Agent, shall determine the Spot Portfolio Value as provided in the Warrant Agreement and herein and shall make such calculations as may be required upon the occurrence of certain circumstances, as described in the Warrant Agreement and herein. The Determination Agent shall act as an independent expert and not as an agent of the Company, and, unless otherwise provided by the Warrant Agreement, its calculations and determinations under the Warrant Agreement and this Global Warrant Certificate shall, absent manifest error, be final and binding on the Company, the Warrant Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. The Determination Agent will have no responsibility for good faith errors or omissions in calculating or disseminating information regarding the Spot Portfolio Value, the Cash Settlement Value or the Alternative Settlement Amount, as applicable.

           The "Spot Portfolio Value" will be determined by the Determination Agent, and will equal the sum of the products of the Market Price (as defined herein) of each Portfolio Security (as defined herein) and the then applicable Multiplier (as defined herein) for that Portfolio Security. The applicable multiplier (the "Multiplier") for each Portfolio Security is as specified under the caption "Description of Warrants -- Portfolio Securities" in the Company's Prospectus Supplement dated February __, 1996 relating to the Warrants (the "Prospectus Supplement") and indicates the number of shares (or fraction of one share) of that Portfolio Security included in the calculation of the Spot Portfolio Value. The "Portfolio Securities" are the common stocks of 43 corporations which are listed under the caption "Description of Warrants -- Portfolio Securities" in the Prospectus Supplement. Each Multiplier will remain constant for the term of the Warrants unless adjusted for certain corporate events described herein. If a Market Disruption Event (as defined herein) occurs or is continuing with respect to a Portfolio Security on a Valuation Date, then the calculation of the Market Price of that Portfolio Security will be based on the Business Day immediately preceding that Valuation Date that does not have a Market Disruption Event with respect to that Portfolio Security.

                     "Market Price," which will be determined by the Determination Agent based on information reasonably available to it, means: (i) for a Valuation Date on or prior to the third Business Day immediately preceding the Expiration Date the following:

                     A. If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the last reported sale price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or on NASDAQ, as the case may be.

                     B. If the Portfolio Security is not listed on a national securities exchange and is not a NASDAQ security, Market Price means the last reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date.

and (ii) for any Valuation Date after the third Business Day immediately preceding the Expiration Date, the following:

                     A. If the Portfolio Security is listed on a national securities exchange or is a NASDAQ security, Market Price means the opening sales price of that Portfolio Security on the Valuation Date (or the preceding Business Day if that Portfolio Security is not traded on the Valuation Date) on the principal national securities exchange on which such Portfolio Security is listed or admitted to trading or on NASDAQ, as the case may be.

                     B. If the Portfolio Security is not listed on a national securities exchange and is not a NASDAQ security, Market Price means the first reported bid price of that Portfolio Security in the over-the-counter market on the Valuation Date.

                     "Market Disruption Event" with respect to a Portfolio Security means any of the following events, in each case as determined by the Determination Agent:

                     (i) the suspension of or material limitation in trading in that Portfolio Security for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced (for purposes of this definition, limitations pursuant to New York Stock Exchange ("NYSE") Rule 80A (or any applicable rule or regulation enacted or promulgated by the NYSE, any other self regulatory organization ("SRO") or the Securities and Exchange Commission that is deemed of similar scope by the Determination Agent) on trading during significant market fluctuations shall be considered "material"),

                     (ii) the suspension of or material limitation (whether by reason of movements in price that exceed levels permitted by the relevant exchange or otherwise) in trading in option contracts related to a Portfolio Security traded on any exchange for more than two hours of trading or during the one-half hour period immediately preceding the time that Portfolio Security is to be priced,

                     (iii) a banking moratorium has been declared by federal or any state authorities.

           For purposes of this definition, a limitation on the hours in a trading day and/or number of days of trading will not constitute a Market Disruption Event if it results from an announced change in the regular business hours of the relevant exchange.


                     The Multiplier with respect to any Portfolio Security and the Portfolio will be adjusted by the Determination Agent as follows:

                     1. If a Portfolio Security is subject to a stock split or reverse stock split then, once the split has become effective, the Multiplier relating to that Portfolio Security will be adjusted to equal the product of (i) the number of shares of the Portfolio Security outstanding after the split has become effective with respect to each share of such Portfolio Security outstanding immediately prior to the effectiveness of such split and (ii) the prior Multiplier.

                     2. If a Portfolio Security is subject to a stock dividend or stock distribution (other than a stock dividend elected by a holder of that Portfolio Security in lieu of an ordinary cash dividend) that is given equally to all holders of that Portfolio Security, then, once that Portfolio Security is trading ex-dividend, the Multiplier will be adjusted so that the new Multiplier shall equal the former Multiplier plus the product of (i) the number of shares of that Portfolio Security issued with respect to one such share of that Portfolio Security and (ii) the prior Multiplier.

                     3. If the issuer of a Portfolio Security is being liquidated or dissolved or is subject to a proceeding under any applicable bankruptcy, insolvency or similar law, that Portfolio Security will continue to be included in the Portfolio so long as a Market Price for that Portfolio Security is available. Subject to paragraph 7 below, if a Market Price is no longer available for a Portfolio Security for whatever reason, including the liquidation or dissolution of the issuer of that Portfolio Security or the subjection of the issuer to a proceeding under any applicable bankruptcy, insolvency or similar law, then, for so long as a Market Price is unavailable for that Portfolio Security, the value of that Portfolio Security will be deemed to be zero for the purposes of calculating the Spot Portfolio Value, and no attempt will be made to find a replacement Portfolio Security or increase the value of the

           Portfolio to compensate for the deletion of such Portfolio Security.

                     4. If the issuer of a Portfolio Security has been subject to a merger or consolidation and is not the surviving entity and holders of that Portfolio Security are entitled to receive cash or securities in exchange for that Portfolio Security, then a value for that Portfolio Security will be determined (i) in the case of cash, at the time of receipt by those holders and will equal the amount of such cash, and (ii) in the case of securities, on the first Business Day on which those securities are traded regular way, and will equal the Market Price of those securities (in each of (i) and (ii), the "Cash Component"); provided, that if those securities do not have a Market Price, the Cash Component shall be the fair market value of those securities, as determined by the Determination Agent. The Cash Component, as adjusted for the accrual of interest described below, will be constant for the remaining term of the Warrants. No adjustment will be made to the Multiplier relating to the Portfolio Security.

                     The Cash Component will accrue interest at a rate equal to the London Inter-Bank Offered Rate ("LIBOR"), with a term equal to the period of time from the Interest Commencement Date (as defined herein) to the LIBOR Maturity Date (the "Specified Maturity"), determined and fixed on the first London Business Day (the "LIBOR Determination Date") that is immediately following the date of determination of such Cash Component. LIBOR will accrue on such Cash Component commencing (i) in the case of cash, on the second London Business Day following such LIBOR Determination Date and (ii) in the case of securities, on the third London Business Day following such LIBOR Determination Date (in each of (i) and (ii), the "Interest Commencement Date") up to and including the Specified Maturity.

                     LIBOR will be determined by the Determination Agent in accordance with the following provisions:

                     (i) On the relevant LIBOR Determination Date, LIBOR will be determined through the application of linear interpolation by reference to the offered rates for deposits of not less than $1,000,000 having a maturity immediately before and immediately after the Specified Maturity, commencing on the Interest Commencement Date, which appear either (a) if the Specified Maturity is one year or less from the relevant LIBOR Determination Date, on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other page as may replace Page 3750 on that service for the purpose of displaying London Interbank offered rates of major banks) ("Telerate Page 3750"), or (b) if the Specified Maturity is more than one year from the relevant LIBOR Determination Date, on each of Telerate Page 3750 and on the display designated as page "SWAP" on the Reuter Monitor Money Rates Service (or such other page as may replace the SWAP page on that service for the purpose of displaying London Interbank offered rates of major banks) ("Reuters-SWAP"), in each case as of 11:00 A.M., London time; provided that if there is an offered rate for the Specified Maturity, then LIBOR will be such offered rate. If such offered rates do not appear, LIBOR with respect to such LIBOR Determination Date will be determined as described in
           (ii) below.

                     (ii) With respect to a LIBOR Determination Date on which no such offered rates appear on Telerate Page 3750 or Reuters SWAP as described in (i) above, LIBOR will be determined on the basis of the rates at approximately 11:00 A.M., London time, on such LIBOR Determination Date, at which deposits in U.S. dollars having the Specified Maturity are offered to prime banks in the London Interbank market by four major banks in the London Interbank market selected by the Determination Agent commencing on the Interest Commencement Date and in a principal amount equal to an amount not less than $1,000,000 that in the Determination Agent's judgment is representative for a single transaction in such market at such time (a "Representative Amount"). The Determination Agent will request the principal London office of each of such banks to provide a quotation of its rate. If at least two such quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of such quotations. If fewer than two quotations are provided, LIBOR with respect to such LIBOR Determination Date will be calculated by reference to the arithmetic mean of the rates quoted at approximately 11:00 A.M., New York City time, on such LIBOR Determination Date by three major banks in New York City, selected by the Determination Agent, for loans in U.S. dollars to leading European banks having the Specified Maturity commencing on the Interest Commencement Date and in a Representative Amount; provided, however, that if fewer than three banks selected as aforesaid by the Determination Agent are quoting as mentioned in this sentence, LIBOR with respect to such Cash Component will be the LIBOR as last in effect.

                     "London Business Day" means any day on which dealings in U.S. dollars are transacted in the London interbank market.

                     The value as of any given day of any Portfolio Security converted into a Cash Component will equal the sum of the Cash Component and all interest accrued thereon through that day. The interest that has accrued on any given day will be reflected only in the Spot Portfolio Value quoted by the AMEX at the end of that day and not in the values disseminated at interim periods during the day. Interest will be compounded

                     5. If all the Portfolio Securities of any class or series of an issuer are converted into or exchanged for the same or a different number of shares of any class or classes of equity security of that issuer other than such Portfolio Security, whether by capital reorganization, recapitalization, reclassification or otherwise, then, once that conversion or exchange has become effective, the former Portfolio Security will be removed from the Portfolio and the new equity securities will be added to the Portfolio as new Portfolio Securities. The Multiplier relating to each such new Portfolio Security will equal the product of (i) the last value of the Multiplier with respect to the former Portfolio Security and (ii) the number of shares of the new Portfolio Security issued with respect to one share of the former Portfolio Security.

                     6. If the issuer of a Portfolio Security distributes to all of its shareholders equity securities of any other issuer, then such new equity securities will be added to the Portfolio as a new Portfolio Security. The Multiplier for the new Portfolio Security will equal the product of (i) the last value of the Multiplier relating to the Portfolio Security in respect of which the new Portfolio Security is being distributed and (ii) the number of shares of the new Portfolio Security distributed with respect to one share of the former Portfolio Security.

                     7. If a Portfolio Security is subject to an extraordinary dividend or an extraordinary distribution (including upon liquidation or dissolution) of cash or other property of any kind (other than any such dividend or distribution otherwise addressed in the preceding paragraphs) that is received equally by all holders of that Portfolio Security, then the Determination Agent shall determine the fair market value, if any, of the cash or other property received in respect of each share of that Portfolio Security and the Portfolio shall thereafter be deemed to include an amount equal to the product of the Multiplier relating to that Portfolio Security on that date and the fair market value as so determined.

                     No adjustments of any Multiplier of a Portfolio
Security will be required unless that adjustment would require a change of at least 1% in the Multiplier in effect. The Multiplier resulting from any of the adjustments specified above will be rounded to the nearest one thousandth with five ten- thousandths being rounded upward.

                     All determinations made by the Determination Agent shall be at the sole discretion of the Determination Agent and, in the absence of manifest error, shall be conclusive for all purposes and binding on the Company and the holders of the Warrants, and the Determination Agent shall have no liability therefor.

                     Subject to the Warrant Agreement and this Global
Warrant Certificate, the "Valuation Date" for a Warrant shall be the first Business Day following the applicable Exercise Date (subject to postponement upon the occurrence of an Extraordinary Event or Exercise Limitation Event or as a result of the exercise of a number of Warrants exceeding the limits on exercise set forth herein).

                     Except for Warrants subject to automatic exercise, or Warrants subject to the Limit Option and except following an Extension Event, the "Exercise Date" for a Warrant will be (A) in the case of Warrants other than those held through the facilities of CEDEL or Euroclear (i) the Business Day on which the Warrant Agent receives at the Warrant Agent's Window, Attention:
Tender Department, the Warrant (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) and Exercise Notice (by facsimile transmission in accordance with the Warrant Agreement in the case of Exercise Notices for Book-entry Warrants) in proper form with respect to such Warrant, if received at or prior to 3:00 P.M., City time, on such day, or (ii) if the Warrant Agent receives such Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) or Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding the Business Day on which such Warrant or Exercise Notice is received
(B) in the case of Warrants held through the facilities of CEDEL or Euroclear,
(i) the Business Day on which the Warrant Agent receives the Exercise Notice in proper form with respect to such Warrant if such Exercise Notice is received at or prior to 3:00 P.M., New York City time, on such day, provided that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received by the Warrant Agent by 3:00 P.M., New York City time, on the Valuation Date, or (ii) if the Warrant Agent receives such Exercise Notice after 3:00 P.M., New York City time, on a Business Day, then the Business Day next succeeding such Business Day, provided that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received by 3:00 P.M., New York City time, on the Valuation Date relating to exercises of Warrants on such succeeding Business Day. In the event that the Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received after 3:00 P.M., New York City time, on the Valuation Date, then the Exercise Date for such Warrant will be the day on which such Warrant Certificate (or transfer of such Warrant through the Depository in the case of Book-entry Warrants) is received or, if such day is not a Business Day, the next succeeding Business Day; provided, further, however, in the case of exercises by Euroclear Participants, Euroclear must by facsimile to the Warrant Agent by 9:00 a.m., New York City time, on the Valuation Date confirm that the Warrants will be received by the Warrant Agent on such date, provided, that if such facsimile is received after 9:00 a.m., New York City time, on the Valuation Date, the Company will be entitled to direct the Warrant Agent to reject the related notice of exercise or waive the requirement for timely delivery of such facsimile.

                     Subject to the provisions of the Warrant Agreement relating to Extension Events, all Warrants for which the Warrant Agent has not received a valid Exercise Notice at or prior to 3:00 P.M., New York City time, on (i) the third Business Day immediately preceding the Expiration Date or (ii) the Business Day immediately preceding any Delisting Date prior to the Expiration Date, as the case may be, or for which the Warrant Agent has received a valid Exercise Notice but with respect to which timely delivery of the relevant Warrants has not been made, together with any Warrants the Valuation Date for which has as of such time been postponed as described below, shall be automatically exercised as of such Expiration Date or Delisting Date, as the case may be; without any requirement of delivery of an

Exercise Notice to the Warrant Agent. The "Delisting Date" shall be the last Business Day prior to the effective date on which the Warrants are delisted from, or permanently suspended from trading (within the meaning of the Securities Exchange Act of 1934 (the "Exchange Act") and the rules and regulations of the Securities and Exchange Commission thereunder) on the AMEX, and not accepted prior thereto or at the same time for trading pursuant to the rules of another SRO that are filed with the Securities and Exchange Commission under the Exchange Act. However, if the Company first receives notice of the delisting or suspension of the Warrants on the same day on which such Warrants are delisted or suspended, such day will be deemed a Delisting Date. The Exercise Date for such Warrants will be the Expiration Date or any Delisting Date, as the case may be, or, if such date is not a Business Day, the next succeeding Business Day. The Warrant Agent will obtain the Spot Portfolio Value (determined as of the first Business Day following such date, which will be the Valuation Date for such Warrants except in the case of a postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event) and will determine the Cash Settlement Value, if any, of such Warrants.

                     No fewer than 500 Warrants may be exercised by or on behalf of any one Warrantholder at any one time, except that no such minimum exercise amount shall apply in the case of automatic exercise on or following the Expiration Date or on any Delisting Date or in the case of cancellation of the Warrants as a result of an Extraordinary Event. A Warrantholder shall not combine Definitive Warrants and Book-entry Warrants or Book-entry Warrants held through more than one Participant to meet the 500 Warrant minimum exercise requirement. With the exception of the Limit Option, an Exercise Notice shall be unconditional. Except as provided in the Warrant Agreement, the Warrant Agent shall be entitled, with no duty of inquiry, to rely conclusively on any Exercise Notice received by it and on any representation of the exercising Warrantholder contained therein.

                     If the Exercise Notice is not rejected as provided in the Warrant Agreement, then the Warrant Agent or the Determination Agent, as the case may be, will determine the Cash Settlement Value of the exercised Warrants in accordance with the terms of the Warrant Agreement. Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount in lieu of the Cash Settlement Value and Warrants deemed worthless following an Extension Event, if on any Valuation Date the Cash Settlement Value for any Warrants then exercised would be zero, then in such case, the attempted exercise of such Warrants shall be void and of no effect and the Warrants will be transferred by the Warrant Agent back to the Participant that submitted them free on the records of the Depository and, in either case such Warrantholder shall be permitted to re-exercise such Warrants prior to the Expiration Date or any Delisting Date, as the case may be.

                     Except in the case of Warrants subject to automatic exercise, Warrants that upon exercise entitle the holder thereof to receive an Alternative Settlement Amount and Warrants deemed worthless following an Extension Event, if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner which shall in no event be later than 3:00 P.M., New York City time, on the second New York Business Day following a Valuation Date (the "Funding Date"), the Warrant Agent will be responsible for making its payment available to each appropriate Participant in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to a U.S. Dollar account maintained by such Participant in the United States (at the Participant's election as specified in the Exercise Notice) prior to the close of business, on the first Business Day immediately succeeding such Funding Date (the "Settlement Date"). Such payment shall be in an amount equal to the aggregate Cash Settlement Value of such holder's exercised Warrants.

                     With respect to automatically exercised Warrants (other than Warrants subject to postponed exercise following the occurrence of an Extraordinary Event or an Exercise Limitation Event), if the Company has made adequate New York Clearing House or next day funds available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the Automatic Funding Date, the Warrant Agent will be responsible for making funds available to the Depository, against receipt of the Global Warrant Certificate, prior to the close of business, on the Automatic Funding Date. Such funds are to be in an amount equal to the aggregate Cash Settlement Value of the Warrants subject to such automatic exercise.

                     Neither the Warrant Agent nor the Determination Agent will be responsible for any losses resulting from a failure of a brokerage firm or a Participant to properly exercise Warrants on behalf of a Warrantholder.

                     Subject to the provisions of Section 2.03(b)(ii) of the Warrant Agreement, if the Company determines that an Extra-ordinary Event or Exercise Limitation Event has occurred and is continuing on any Business Day that would otherwise be the Valuation Date with respect to an exercise of Warrants (the "Applicable Business Day"), then the Cash Settlement Value with respect to such exercise of Warrants shall be calculated on the basis that the Valuation Date shall be the next Business Day following such Applicable Business Day on which there is no Extraordinary Event or Exercise Limitation Event; provided, that if the Valuation Date has not occurred on or prior to the Expiration Date or any Delisting Date, then the Warrantholders will receive, in lieu of the Cash Settlement Amount, the Alternative Settlement Amount, which shall be calculated as if the Warrants had been cancelled on the Expiration Date or such Delisting Date, as the case may be.

                     Upon the occurrence of an Extraordinary Event or an Exercise Limitation Event, the Company shall use its best efforts to notify the Warrant Agent and the Determination Agent promptly that an Extraordinary Event or Exercise Limitation Event, as the case may be, has occurred and shall promptly give notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal), that an Extraordinary Event or an Exercise Limitation Event has occurred.

                     If the Company determines that an Extraordinary Event or an Exercise Limitation Event has occurred and is continuing on the Expiration Date or on any earlier Delisting Date, the Company shall so notify the Warrant Agent and the Determination Agent, and the Cash Settlement Value with respect to the exercised Warrants shall be equal to, and be calculated in the same manner as, an Alternative Settlement Amount, in accordance with the Warrant Agreement (treating the Expiration Date or such Delisting Date, as the case may be, as the date on which the Warrants were cancelled).

                     If the Company determines that an Extraordinary Event has occurred and is continuing, and if that Extraordinary Event is expected by the Company, prior to the Expiration Date to continue, the Company may immediately cancel the Warrants by notifying the Warrant Agent of such cancellation (the date such notice is given being the "Cancellation Date"), and each Warrant- holder's rights with respect to the Warrants and under the Warrant Agreement shall thereupon cease; provided, that, subject to an automatic extension of the term of the Warrants or to a determination that the Warrants are worthless, each Warrant shall be exercised (even if such Warrant would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such Warrant shall be the Cancellation Date and each Warrantholder shall have the right to receive, in lieu of the Cash Settlement Value of such Warrant, the Alternative Settlement Amount, determined by the Determination Agent.

                     An "Extraordinary Event" means any of the following events:

                     (i) a suspension, material limitation or absence of trading of all the Portfolio Securities;

                  (ii) the enactment, publication, decree or other promulgation of any statute, regulation, rule or order of any court of any jurisdiction, any administrative agency or any other governmental authority that would make it unlawful for the Company to perform any of its obligations under the Warrant Agreement or the Warrants or that has had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to hedge or modify the hedge of its position with respect to the Portfolio; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants; or

                (iii) any outbreak or escalation of hostilities or other national or international calamity or crises (including, without limitation, natural calamities that in the opinion of the Company may materially and adversely affect the economy of the United States or the trading of securities generally on the AMEX, NYSE or NASDAQ, or any other securities exchange) that had or is reasonably expected to have a material adverse effect on the ability of (A) the Company to perform its obligations under the Warrants or to modify the hedge of its position with respect to the Portfolio; or (B) any affiliate of the Company to hedge or modify the hedge of its position with respect to any hedging transaction entered into with the Company in connection with the Company's obligations under the Warrants.

                     For the purpose of determining whether an Extraordinary Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Extraordinary Event if it results from an announced change in the regular business hours of the AMEX, NYSE, NASDAQ or other securities exchange or which a Portfolio Security is traded, as the case may be, and (2) an "absence of trading" on the AMEX, NYSE, NASDAQ or other securities exchange or which a Portfolio Security is traded, as the case may be, will not include any time when the AMEX, NYSE, NASDAQ or such other securities exchange is closed for trading under ordinary circumstances.

                     An "Exercise Limitation Event" means either of the following events:

                     (i) a suspension, material limitation or absence of trading on the AMEX, NYSE, NASDAQ or other securities exchange or which a Portfolio Security is traded of 20% or more in number of the Portfolio Securities; or

                  (ii) the suspension or material limitation on the AMEX or any other major futures, options or securities market of trading in futures or options contracts related to the Portfolio.

                     For the purposes of determining whether an Exercise Limitation Event has occurred: (1) a limitation on the hours or number of days of trading will not constitute an Exercise Limitation Event if it results from an announced change in the regular business hours of the relevant exchange, (2) a decision to permanently discontinue trading in the relevant futures or options contract will not constitute an Exercise Limitation Event, (3) a suspension of trading in a Portfolio Security or in a futures or options contract referred to in clauses (i) and (ii) above, by reason of (x) a price change violating limits set by the AMEX or other futures or securities market on which futures or options contracts related to the Portfolio are traded or such other futures or securities market or (y) an imbalance of orders relating to a Portfolio Security or such contracts will constitute a suspension or material limitation of trading, (4) an "absence of trading" on the AMEX, NYSE, NASDAQ or other securities exchange or which a Portfolio Security is traded, as the case may be, will not include any time when the AMEX, NYSE, NASDAQ or other securities exchange or which a Portfolio Security is traded, as the case may be, is closed for trading under ordinary circumstances and (5) the occurrence of an Extraordinary Event described in clause (i) of the definition of Extraordinary Event will not constitute, and will supersede the occurrence of, an Exercise Limitation Event.

                     The "Alternative Settlement Amount" is the amount calculated using the formula set forth below:

                     Alternative Settlement Amount = Intrinsic Value +
                       (T/2 x A/B)

                     where

Intrinsic Value =      the Cash Settlement Value of the Warrants
                       determined as described above but calculated with a Spot Portfolio Value determined by the Determination Agent which, subject to approval by the Company (such approval not to be unreasonably withheld), in the reasonable opinion of the Determination Agent, fairly reflects the value of the Portfolio
                       Securities on the Cancellation Date,
                       Expiration Date, Delisting Date or Early
                       Extended Expiration Date, whichever has given rise to the payment of the Alternative
                       Settlement Amount;

      T = U.S. $____, the maximum initial offering price per Warrant;

      A = the total number of days from but excluding the Cancellation Date or Delisting Date, whichever has given rise to the payment of the Alternative Settlement Amount for such Warrants, to and including the Expiration Date; and

      B = the total number of days from, but excluding the date on which sales of the Warrants were initially confirmed, to and including the Expiration Date.

                     Where an Expiration Date or an Early Extended Expiration Date has given rise to the payment of the Alternative Settlement Amount, such Alternative Settlement Amount shall equal the Intrinsic Value.

                     For the purposes of determining "Intrinsic Value" in the above formula, in the event that the Determination Agent and the Company are required, but have not, after good faith consultation with each other and within five days following the first day on which such Alternative Settlement Amount may be calculated in accordance with the above formula, agreed upon a Spot Portfolio Value which fairly reflects the value of the Portfolio Securities on the Cancellation Date, Expiration Date, Delisting Date or Early Extended Expiration Date, whichever gives rise to the payment of the Alternative Settlement Amount, then the Determination Agent shall promptly nominate a third party, subject to approval by the Company (such approval not to be unreasonably withheld), to determine such figure and calculate the Alternative Settlement Amount in accordance with the above formula. Such party shall act as an independent expert and not as an agent of the Company or the Determination Agent, and its calculation and determination of the Alternative Settlement Amount shall, absent manifest error, be final and binding on the Company, the Warrant Agent, the Determination Agent and the Warrantholders. Any such calculations will be made available to a Warrantholder for inspection at the Warrant Agent's Office. Neither the Company nor such third party shall have any responsibility for good faith errors or omissions in calculating the Alternative Settlement Amount.

                     If the Company determines that an event described in clause (i) of the definition of Exercise Limitation Event below has occurred and is continuing on the Expiration Date (an "Extension Event") then the term of any outstanding Warrants shall be automatically extended for a period of 30 days (the thirtieth day following the Expiration Date being the "Extended Expiration Date"), provided, however, that if the Cash Settlement Value or the Intrinsic Value used in calculating the Alternative Settlement Amount, as the case may be, of such Warrants would have been zero if the Warrants had been exercised such that the Valuation Date for such exercise was the Measurement Date (as defined below), then the term of the Warrants shall not be extended, the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. Any such automatic extension shall be deemed to have been revoked and the Warrants shall expire on the earlier of (i) the next Business Day on which there is no Extension Event (the "Early Extended Expiration Date") and (ii) any Delisting Date occurring after the Expiration Date. The Company will give the Warrant Agent prompt notice by telephone or facsimile transmission and will give prompt notice to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal) of the occurrence of an Extension Event, any Extended Expiration Date, any Early Extended Expiration Date and any Delisting Date referred to in clause (ii) above, but in no event will such notice to the Warrant Agent be given later than 9:30 A.M., New

York City time, on the Business Day following the Expiration Day,
Extended Expiration Date, Early Extended Expiration Date or
Delisting Date, as applicable.

                     Any Warrants that expire on an Early Extended
Expiration Date, as described in clause (i) of the preceding paragraph, will be deemed to be exercised on such Early Extended Expiration Date (even if such Warrants would not otherwise be exercisable on such date because of the Limit Option) on the basis that the Valuation Date for such exercise shall be such Early Extended Expiration Date and the holder of each such Warrant will receive an Alternative Settlement Amount, whether or not an Extraordinary Event or an Exercise Limitation Event is continuing on such Early Extended Expiration Date. Any Warrants that expire on a Delisting Date occurring on or after the Expiration Date and prior to the Extended Expiration Date, as described in clause (ii) of the preceding paragraph, shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof.

                     If the term of the Warrants has been extended pursuant to the second preceding paragraph but the Company determines that an Extension Event is continuing when the Warrants expire on the Extended Expiration Date the Warrants shall be deemed to be worthless and the Company shall not be required to make any payments in respect thereof. The Company shall give prompt notice of any such determination to the Warrant Agent by telephone or facsimile transmission and to the Warrantholders by publication in a United States newspaper with a national circulation (currently expected to be The Wall Street Journal).

                     "Measurement Date" means the Business Day occurring most recently prior to the Expiration Date on which none of the events described in clause (i) of the definition of Exercise Limitation Event below had occurred or was continuing.

                     With respect to all Warrants as to which the Valuation Date has been postponed (other than Warrants that have been deemed worthless following an Extension Event) or which have been cancelled as described above, the Company shall make available to the Warrant Agent in a timely manner, which shall in no event be later than 3:00 P.M., New York City time, on the second Business Day following the date on which the Cash Settlement Value or Alternative Settlement Amount, as the case may be, has been calculated (the "Alternative Funding Date") New York Clearing House or next day funds in an amount equal to, and for the payment of, the aggregate Cash Settlement Value or Alternative

Settlement Amount, as applicable, of such Warrants. Subject to such funds having been made available as provided in the preceding sentence, the Warrant Agent will thereafter be responsible for making its payment to the Depository prior to the close of business on the Alternative Funding Date, in an amount equal to the aggregate Cash Settlement Value or Alternative Settlement Amount (as applicable) of such exercised Warrants (and in the case of cancellation as described above, of all previously unexercised Warrants).

                     All exercises of Warrants (other than on automatic exercise or following an Extension Event) are subject, at the Company's option, to the limitation that not more than 750,000 Warrants in total may be exercised on any Exercise Date and not more than 250,000 Warrants may be exercised by or on behalf of any beneficial owner, either individually or in concert with any other beneficial owner, on any Exercise Date. If any Business Day would otherwise, under the terms hereof, be the Exercise Date in respect of more than 750,000 Warrants, then at the Company's election (by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the Business Day immediately following such Exercise Date), 750,000 of such Warrants shall be deemed exercised on such Exercise Date (selected by the Warrant Agent on a pro rata basis, but if, as a result of such pro rata selection, any Registered Holders would be deemed to have exercised less than 500 Warrants, then the Warrant Agent shall first select additional amounts of such holders' Warrants so that no holder shall be deemed to have exercised less than 500 Warrants), and the remainder of such Warrants (the "Remaining Warrants") shall be deemed exercised on the following Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this paragraph); provided that any Remaining Warrants for which an Exercise Notice was delivered on a given Exercise Date shall be deemed exercised before any other Warrants in respect of which an Exercise Notice was delivered on a later Exercise Date. If any beneficial owner of Warrants attempts to exercise more than 250,000 Warrants on any Business Day individually or in concert, then at the Company's election (as notified to the Warrant Agent by giving notice thereof to the Warrant Agent not later than 11:00 A.M., New York City time, on the Business Day following such Business Day), 250,000 of such Warrants shall be deemed exercised on such Business Day and the remainder shall be deemed exercised on the following Business Day (notwithstanding the minimum exercise requirement and subject to successive applications of this paragraph). The date on which any Warrant is deemed exercised under the preceding two sentences shall for all purposes of this Global Warrant Certificate be the "Exercise Date" in respect of such Warrants.

                     Prior to due presentment for registration of transfer, the Company, the Warrant Agent, and any agent of the Company or the Warrant Agent, may deem and treat the registered owner hereof as the absolute owner of the Warrants evidenced hereby (notwithstanding any notation of ownership or other writing hereon) for any purpose whatsoever, and as the person entitled to exercise the rights represented by the Warrants evidenced hereby, and neither the Company nor the Warrant Agent, nor any agent of the Company or the Warrant Agent, shall be affected by any notice to the contrary.

                     The Warrant Agent will, in accordance with the Warrant Agreement, from time to time register the transfer of this Global Warrant Certificate in its records (which may be maintained electronically) subject to such reasonable regulations as the Company or the Warrant Agent may prescribe, only to the Depository, to another nominee of the Depository, to a successor Depository or to a nominee of a successor Depository, upon surrender of such Global Warrant Certificate, duly endorsed, or accompanied by a written instrument or instruments of transfer in form satisfactory to the Warrant Agent and the Company, duly executed by the Registered Holder thereof or by the duly appointed legal representative thereof, or by its duly authorized attorney. Such signature shall be guaranteed by a bank or trust company with a correspondent office in The City of New York or by a broker or a dealer, which is a member of the National Association of Securities Dealers, Inc. (the "NASD") or by a member of a national securities exchange. Upon any such registration of transfer, a new Global Warrant Certificate shall be issued to the transferee and the surrendered Global Warrant Certificate shall be cancelled by the Warrant Agent.

                     The Global Warrant Certificate may be transferred as provided above when surrendered to the Warrant Agent's Window, Attention:
Transfer Department, or at the location of any successor Warrant Agent for another Global Warrant Certificate of like tenor and representing a like number of unexercised Warrants.

                     Except for Warrants subject to automatic exercise, Warrants with respect to which payments of any Alternative Settlement Amount are made and Warrants deemed worthless following an Extension Event, each Warrantholder, in connection with any exercise of Warrants (including a postponed exercise following an Extraordinary Event or an Exercise Limitation Event), will have the option (the "Limit Option") to specify that such Warrants are not to be exercised if the Spot Portfolio Value that would otherwise be used to determine the Cash Settlement Value of such Warrants is three or more points lower than the Limit Option Reference Index. A Warrantholder's election of the Limit Option must be specified in the applicable Exercise Notice delivered to the Warrant Agent. The Limit Option Reference Index will be the Spot Portfolio Value on the relevant Exercise Date. If an Exercise Notice and the related Warrants are received after 3:00 P.M., New York City time, on a given day, the applicable Limit Option Reference Index will be determined as of the next day that is also a Business Day.

                     Following receipt of an Exercise Notice and the related Warrants subject to the Limit Option, the Warrant Agent shall obtain from the Determination Agent the applicable Limit Option Reference Index and will determine whether such Warrants will not be exercised because of the Limit Option. Warrants that are not exercised will be treated as not having been tendered for exercise and such Warrants will be redelivered free to the account at the Depositary from which they were transferred to the Warrant Agent. To exercise such Warrants, a Warrantholder will be required to cause an Exercise Notice and the related Warrants to be submitted again to the Warrant Agent. In the case of a postponed Valuation Date, the Limit Option will continue to apply once elected by a Warrantholder in connection with an exercise of Warrants on the basis of the Limit Option Reference Index as initially determined for such Warrants, except when such Valuation Date is postponed until the Expiration Date, any Delisting Date or the Cancellation Date or following an Extension Event. Such Warrants will either (i) be exercised on a delayed basis if the applicable Spot Portfolio Value on the postponed Valuation Date is not three or more points less than the Limit Option Reference Index or (ii) be excluded from being exercised if, on any applicable postponed Valuation Date, the applicable Spot Portfolio Value is three or more points less than the Limit Option Reference Index. In connection with any exercise of 1,000 or more Warrants, a Warrantholder may elect to subject the exercise of only a portion of such Warrants to the Limit Option, provided that the number of Warrants subject to the Limit Option and the number of Warrants not subject to the Limit Option shall in each case not be less than 500.

                     Capitalized terms included herein but not defined herein have the meanings assigned thereto in the Warrant
Agreement.

                     As used herein, "Business Day" means any day other than a Saturday or a Sunday or a day on which either the American Stock Exchange, Inc. is not open for securities trading or commercial banks in New York City are required or authorized by law or executive order to remain closed. References in this Global Certificate to "U.S. Dollars", "U.S.$" or "$" are to the lawful currency of the United States of America.

                     The Warrant Agreement and the terms of the Warrants are subject to amendment, as provided in the Warrant Agreement.

                     This Global Warrant Certificate shall be governed by, and interpreted in accordance with, the laws of the State of New
York.

                     IN WITNESS WHEREOF, The Bear Stearns Companies Inc. has caused this instrument to be duly executed.


Dated:           , 199_              THE BEAR STEARNS COMPANIES INC.


                                               By_____________________
                                                 Name:
                                                 Title:
Attest:


By___________________
  Name:
  Title:

Countersigned as of the date above written:

CHEMICAL BANK
as Warrant Agent

                               By_______________________
                                 Authorized Officer

                                   Schedule A


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           Number of Warrants Represented by
Date       this Global Warrant Certificate

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

                                                            EXHIBIT A-2


                                 EXERCISE NOTICE
           For Warrants Represented by the Global Warrant Certificate

CUSIP No.:
Chemical Bank/Geoserve
Corporate Trust Securities Windows
55 Water Street
Room 234
North Building
New York, New York  10041

Attention:  Tender Department

                     1. We refer to the Warrant Agreement dated as of February __, 1996 (the "Warrant Agreement"), among The Bear Stearns Companies Inc. (the "Company"), Chemical Bank, as Warrant Agent (the "Warrant Agent"), and Bear, Stearns & Co. Inc., as Determination Agent (the "Determination Agent"). On behalf of certain beneficial owners, each of whom we certify is exercising no fewer than 500 Warrants that are covered by this Exercise Notice and whose Warrants have been, or will be, transferred to the Warrant Agent in accordance with the provisions of the Representations Letter relating to the Warrants, we hereby irrevocably exercise ______ Warrants (the "Tendered Warrants"). We hereby acknowledge that the Warrants being exercised and this Exercise Notice must be received by you by 3:00 P.M., New York City time, on a Business Day in order for the Valuation Date for the Tendered Warrants to be the Business Day following such Business Day and that, if the Warrants being exercised and this Exercise Notice are received by you after 3:00 P.M., New York City time, on a Business Day (or, in the case of Warrants held through CEDEL or Euroclear, if the Warrants are not received by 3:00 p.m., New York City time, on the first Business Day following such Business Day) the Valuation Date of the Tendered Warrants shall be the Business Day next succeeding such Business Day, in each case subject to certain provisions of the Warrant Agreement.

                     2. If you determine that this Exercise Notice has not been duly completed or is not in proper form, this Exercise Notice will be void and of no effect and will be deemed not to have been delivered.

                     3. We hereby direct you to make payment to us of amounts payable to our clients as a result of the exercise of the Warrants hereunder as follows:

                  By cashier's check or an official bank check;

                  Bywire transfer to the following U.S. Dollar
                    bank account in the United States:

                             (Minimum payments of $100,000 only)

                             Bank: __________________________________

                             Account No.: ___________________________

                             ABA Routing No.: _______________________

                             Reference:  _____________________________

                     4. [ALL/PART OF] the Tendered Warrants covered hereby [ARE/ARE NOT] subject to the Limit Option:

                               Number of Warrants subject to the Limit Option
(the "Contingently Tendered Warrants"):            ____________

                     5. Each client on whose behalf we are exercising Warrants pursuant to this Exercise Notice has certified to us that it is not exercising in excess of 250,000 Warrants on behalf of any beneficial owner or in concert with any other beneficial owner on the date of this Exercise Notice.

                     6. Each client on whose behalf we are exercising Warrants pursuant to this Exercise Notice has certified that the number of Contingency Tendered Warrants and the number of Warrants not subject to the Limit Option shall in each case not be less than 500; provided that, such client has not combined Definitive Warrants and Book-entry Warrants to meet such requirement.

                     FOR PARTICIPANTS ONLY

                     7. We hereby certify that we are a Participant of The Depository Trust Company (the "Depository") with the present right to use and receive its services.

                     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.


Dated:             , 19


                                                    NAME OF DEPOSITORY
                                                      PARTICIPANT
                               Participant Number

                                                    NAME OF EUROCLEAR
                                                      PARTICIPANT
                               Participant Number

                                                    NAME OF CEDEL
                                                      PARTICIPANT
                               Participant Number

                                                 By___________________________
                                                       Authorized Signature

                                                    Address:

                                                    Telephone:  (         )

                                                              EXHIBIT B


                            CONFIRMATION OF EXERCISE
                For Warrants Represented by Warrant Certificates


                     We hereby confirm receipt of your Exercise Notice with respect to _____ Warrants (the "Exercised Warrants") and the related Warrant Certificates, which we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was the close of business on ________________, 19__.

                     We hereby confirm that the aggregate Cash Settlement Value of the Exercised Warrants is U.S.$_______ ($________ per Warrant), which will be made available to you in the form of a cashier's check or an official bank check, or (in the case of payments of at least $100,000) by wire transfer to the U.S. Dollar bank account specified in your irrevocable Exercise Notice, for payment on the third Business Day following the Valuation Date for such Warrants (or, if such Valuation Date is not a Business Day, on the third Business Day following the Business Day next succeeding the Valuation Date for such Warrants).

                     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement, dated as of February __, 1996, among The Bear Stearns Companies Inc.,
Chemical Bank, and Bear, Stearns & Co. Inc.

Dated:                         , 19


                                     CHEMICAL BANK, as Warrant
                                     Agent,


                                     By______________________________
                                       Authorized Signature

                                                                EXHIBIT B-1


                               NOTICE OF REJECTION
                                       of
                                 Exercise Notice
                                       for
                  Warrants Represented by Warrant Certificates

                     You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been duly completed in proper form] [we did not receive from Euroclear a Euroclear confirmation that proper delivery of the Warrants to which the Exercise Notice delivered by you relates would be made on a timely basis, as set forth in the Warrant Agreement, dated as of February __, 1996 among The Bear Stearns Companies Inc., Chemical Bank and Bear, Stearns & Co., Inc.]. Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

                     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:            , 19


                                      CHEMICAL BANK, as Warrant
                                      Agent


                                      By_________________________
                                         Authorized Signature

                                                                EXHIBIT B-2


                            CONFIRMATION OF EXERCISE
           For Warrants Represented by the Global Warrant Certificate


Name of Depository Participant
Name of Euroclear Participant
Name of CEDEL Participant
Address

                     We hereby confirm receipt of your Exercise Notice with respect to Warrants (the "Exercised Warrants") which were transferred by you (or on your behalf) to our DTC Participant Account No._____________. Such Notice we have found to be duly completed and in proper form. The Valuation Date of the Exercised Warrants was the close of business on ______________, 19__.

                     [As set forth in your Exercise Notice, none of the Warrants covered thereby is subject to the Limit Option. Accordingly, for purposes hereof, all such Warrants shall constitute Exercised Warrants, which number we hereby confirm to be _______________________.] [Your Exercise Notice stated that the Warrants covered thereby are subject to the Limit Option. The applicable Limit Option Reference Index for such Warrants is ___________________ and the Spot Portfolio Value for the date that would otherwise be the Valuation Date for such Warrants is _______________. Such Spot Portfolio Value is not lower than such Limit Option Reference Index by three or more points. Accordingly, for purposes hereof, all such Warrants shall constitute Exercised Warrants. We hereby confirm the number of such Exercised Warrants to be _______________.]

                     We hereby confirm that the aggregate Cash Settlement
Value of the Exercised Warrants is U.S.$____________ (U.S.$______ per Warrant), which will be made available to you in the form of a cashier's check or an official bank check or by wire transfer to the bank account designated in your irrevocable Exercise Notice for payment on the third Business Day following the Valuation Date for such Warrants.

                     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of February __, 1996, among The Bear Stearns Companies Inc., Chemical Bank, as Warrant Agent, and Bear, Stearns & Co. Inc., as Determination Agent.

Dated:           , 19


                                               CHEMICAL BANK, as Warrant
                                                 Agent


                                               By_________________________
                                                          Authorized Signature

                                                           EXHIBIT B-3

                               NOTICE OF REJECTION
                                       of
                                 Exercise Notice
                                       for
                              Warrants Represented
                                     by the
                           Global Warrant Certificate


Name of Depository Participant
Name of Euroclear Participant
Name of CEDEL Participant
Address



                     You are hereby notified that [the Exercise Notice delivered by you was determined by us not to have been duly completed in proper form]. [Such Warrants were not transferred to our DTC Participant Account No. ___________.] [We did not receive from Euroclear a Euroclear Confirmation that proper delivery of the Warrants to which the Exercise Notice delivered by you relates would be made on a timely basis, as set forth in the Warrant Agreement, dated as of February __, 1996, among The Bear Stearns Companies, Inc., Chemical Bank, as Warrant Agent, and Bear, Stearns & Co. Inc.] Accordingly, we have rejected your Exercise Notice as being unsatisfactory as to form.

                     Capitalized terms used but not defined herein have the meanings assigned thereto in the Warrant Agreement.

Dated:                         , 19


                                    CHEMICAL BANK, as Warrant
                                      Agent


                                    By_________________________
                                               Authorized Signature

                                                              EXHIBIT C-1


                               NOTICE OF REJECTION
                            RELATING TO LIMIT OPTION

                            For Warrants Represented
                             by Warrant Certificates


                     We refer to your Exercise Notice dated _________, 199_, with respect to Warrants that were subject to the Limit Option. The applicable Limit Option Reference Index for such Warrants is _________________ and the Spot Portfolio Value for the date that would otherwise be the Valuation Date for such Warrants is ______________. Such Spot Portfolio Value is lower than the Limit Option Reference Index on the Exercise Date (or if such date was not an Business Day, on the Business Day prior to the Exercise Date for such Warrants) by three points or more. Accordingly, we have rejected such Exercise Notice pursuant to your exercise of the Limit Option.

                     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of February __, 1996, among The Bear Stearns Companies Inc.,
Chemical Bank and Bear, Stearns & Co. Inc.

Dated:             , 19


                              CHEMICAL BANK, as Warrant
                                Agent


                              By_________________________
                                         Authorized Signature

                                                             EXHIBIT C-2

                               NOTICE OF REJECTION
                            RELATING TO LIMIT OPTION

                            For Warrants Represented
                        by the Global Warrant Certificate

Name of Depository Participant
Address


                     We refer to your Exercise Notice dated _________, 199_, with respect to Warrants that were subject to the Limit Option. The applicable Limit Option Reference Index for such Warrants is ____________ and the Spot Portfolio Value for the date that would otherwise be the Valuation Date for such Warrants is ___________. Such Spot Portfolio Value is lower than the Limit Option Reference Index on the Exercise Date (or if such date was not an Business Day, on the Business Day prior to the Exercise Date for such Warrants) by three points or more. Accordingly, we have rejected such Exercise Notice pursuant to your exercise of the Limit Option.

                     Capitalized terms included herein but not defined have the meanings assigned thereto in the Warrant Agreement dated as of February __, 1996, among The Bear Stearns Companies Inc.,
Chemical Bank, and Bear, Stearns & Co. Inc.


Dated:              , 199_

                                     CHEMICAL BANK, as Warrant
                                       Agent


                                     By_________________________
                                                Authorized Signature